EXECUTION VERSION
FIFTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
OF
BROOKFIELD REIT OPERATING PARTNERSHIP L.P.
A DELAWARE LIMITED PARTNERSHIP

TABLE OF CONTENTS
Page

ARTICLE 1 DEFINED TERMS	1
1.1. Definitions	1
1.2. Interpretation	13
ARTICLE 2 PARTNERSHIP FORMATION AND IDENTIFICATION	13
2.1. Formation	13
2.2. Name	13
2.3. Principal Office and Registered Agent	14
2.4. Partners	14
2.5. Term and Dissolution	14
2.6. Filing of Certificate and Perfection of Limited Partnership	14
2.7. Certificates Representing Partnership Units	14
ARTICLE 3 PURPOSE AND BUSINESS OF THE PARTNERSHIP	14
3.1. Purpose and Business	14
3.2. Representations and Warranties of the Partners	15
ARTICLE 4 CAPITAL CONTRIBUTIONS AND ACCOUNTS	17
4.1. Capital Contributions	17
4.2. Class C Units, Class D Units, Class D-1 Units, Class E Units, Class I Units, Class I-1 Units, Class S Units, Class S-1 Units, Class T Units and Class T-1 Units	17
4.3. Additional Capital Contributions and Issuances of Additional Partnership Interests	17
4.4. Additional Funding	21
4.5. Capital Accounts	21
4.6. Percentage Interests	22
4.7. No Interest on Contributions	22
4.8. Return of Capital Contributions	22
4.9. No Third-Party Beneficiary	22
4.10. No Preemptive Rights	22
ARTICLE 5 PROFITS AND LOSSES; DISTRIBUTIONS	22
5.1. Allocation of Profit and Loss	22
5.2. Distribution of Cash	27
5.3. REIT Distribution Requirements	28
i

13.11. No Partition	61
13.12. No Rights as Shareholders	61

FIFTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
OF
BROOKFIELD REIT OPERATING PARTNERSHIP L.P.
This Fifth Amended and Restated Limited Partnership Agreement of Brookfield REIT Operating Partnership L.P. (this “Agreement”) is entered into as of November 11, 2025, by and among Brookfield REIT OP GP LLC, a Delaware limited liability company, as the General Partner, Brookfield Real Estate Income Trust Inc., a Maryland corporation, as the REIT Limited Partner, and the other Limited Partners party hereto from time to time. This Agreement shall supersede and replace any and all prior limited partnership agreements of the Partnership, including without limitation the Prior Agreement (defined below).
RECITALS:
WHEREAS, the Partnership was formed on August 9, 2018 as a limited partnership under the laws of the State of Delaware when a certificate of limited partnership was filed with the Secretary of State of the State of Delaware;
WHEREAS, the Partnership was previously governed by that certain Fourth Amended and Restated Limited Partnership Agreement of Brookfield REIT Operating Partnership L.P., effective as of September 25, 2024 (the “Prior Agreement”); and
WHEREAS, the parties hereto desire to amend and restate the Prior Agreement as set forth herein.
NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1

DEFINED TERMS
1.1.Definitions. The following defined terms used in this Agreement shall have the meanings specified below:
“Act” means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, or any successor statute thereto.
“Additional Funds” has the meaning set forth in Section 4.4.
“Additional Securities” means any additional REIT Shares (other than REIT Shares issued in connection with a redemption pursuant to Section 8.5) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares, as set forth in Section 4.3(a)(iii).

“Administrative Expenses” means (i) all administrative and operating costs and expenses incurred by the Partnership and its Subsidiaries, (ii) those administrative costs and expenses of the General Partner and the REIT Limited Partner, including any salaries or other payments to directors, officers or employees of the General Partner or the REIT Limited Partner, and any accounting and legal expenses of the General Partner or the REIT Limited Partner, which expenses are expenses of the Partnership and not the General Partner or the REIT Limited Partner, and (iii) to the extent not included in clause (ii) above, REIT Expenses; provided, however, that Administrative Expenses shall not include any administrative costs and expenses incurred by the REIT Limited Partner that are attributable to assets that are not owned directly or indirectly by the Partnership (including, without limitation, any indirect leasehold interests of the REIT Limited Partner in the DST Properties).
“Adviser” means the Person appointed, employed or contracted with by the REIT Limited Partner and the Partnership and responsible for directing or performing the day-to-day business affairs of the REIT Limited Partner and the Partnership, including any Person to whom the Adviser subcontracts all or substantially all of such functions.
“Advisory Agreement” means the agreement between the REIT Limited Partner, the Partnership and the Adviser pursuant to which the Adviser will direct or perform the day-to-day business affairs of the REIT Limited Partner and the Partnership, as such agreement may be amended or renewed from time to time.
“Advisory Fees” means the fees payable to the Adviser pursuant to the Advisory Agreement.
“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding with the power to vote 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person, including any partnership in which such Person is a general partner; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.
“Aggregate Share Ownership Limit” has the meaning set forth in the Charter.
“Agreed Value” means the fair market value of a Partner’s non-cash Capital Contribution as of the date of contribution as agreed to by such Partner and the General Partner, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such Property is subject when contributed, as determined under Section 752(c) of the Code and the Regulations thereunder . The Agreed Value of any non-cash Capital Contributions by a Partner as of the date of contribution are set forth on the Partnership’s books and records.
“Agreement” has the meaning set forth in the preamble hereto.

“Applicable Percentage” has the meaning set forth in Section 8.5(b).
“Assignee” means a Person to whom a Partnership Interest has been Transferred in a manner permitted under this Agreement, but who has not yet become a Substitute Limited Partner, and who has the rights set forth in Section 9.4.
“Attorney in Fact” has the meaning set forth in Section 8.2(a).
“Board of Directors” has the meaning set forth in the Charter.
“Brookfield” means, collectively, Brookfield Asset Management Ltd., Brookfield Corporation and each of their Affiliates.
“Brookfield Contribution Agreements” means those certain contribution agreements, by and among, as applicable, the REIT Limited Partner, the Partnership and Brookfield, pursuant to which Brookfield contributes a property or properties to the Partnership or an Affiliate thereof in exchange for REIT Shares, Partnership Units, or a combination thereof, which such REIT Shares and Partnership Units are subject to the Brookfield Repurchase Arrangement.
“Brookfield Repurchase Arrangement” means that certain Brookfield Share/OP Unit Repurchase Arrangement adopted by the REIT Limited Partner as of January 1, 2022, as amended from time to time.
“Brookfield Units” means the Partnership Units subject to the Brookfield Repurchase Arrangement, including the Partnership Units issued by the Partnership to Brookfield or an Affiliate thereof pursuant to the Brookfield Contribution Agreements.
“Capital Account” has the meaning set forth in Section 4.5.
“Capital Contribution” means the total amount of cash, cash equivalents, and the Agreed Value of any Property or other asset (other than cash or cash equivalents) contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of this Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner.
“Carrying Value” means, with respect to any asset of the Partnership, the asset’s adjusted net basis for federal income tax purposes or, in the case of any asset contributed to the Partnership, the fair market value of such asset at the time of contribution, except that the Carrying Values of all assets may, at the discretion of the General Partner, be adjusted to equal their respective fair market values (as determined by the General Partner), in accordance with the rules set forth in Regulations Section 1.704-1(b)(2)(iv)(f), as provided for in Section 4.5. In the case of any asset of the Partnership that has a Carrying Value that differs from its adjusted tax basis, the Carrying Value shall be adjusted by the amount of depreciation, depletion and amortization calculated for purposes of the definition of Profit and Loss rather than the amount of depreciation, depletion and amortization determined for federal income tax purposes.

“Cash Amount” means an amount of cash per Partnership Unit equal to the applicable Redemption Price per Partnership Unit determined by the General Partner.
“Certificate” means any instrument or document that is required under the laws of the State of Delaware, or any other jurisdiction in which the Partnership conducts business, to be signed and sworn to by any of the Partners of the Partnership (either by themselves or pursuant to the power-of-attorney granted to the General Partner in Section 8.2) and filed for recording in the appropriate public offices within the State of Delaware or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal, or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Delaware or such other jurisdiction.
“Charter” means the charter of the REIT Limited Partner.
“Class” means a class of REIT Shares or Partnership Units, as the context may require.
“Class C REIT Shares” means the REIT Shares referred to as “Class C Common Shares” in the Charter.
“Class C Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class C Unit as provided in this Agreement.
“Class D REIT Shares” means the REIT Shares referred to as “Class D Common Shares” in the Charter.
“Class D Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class D Unit as provided in this Agreement.
“Class D-1 Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class D-1 Unit as provided in this Agreement. As used herein, Class D-1 Units shall be deemed to have the same Class designation as Class D REIT Shares unless stated otherwise.
“Class E REIT Shares” means the REIT Shares referred to as “Class E Common Shares” in the Charter.
“Class E Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class E Unit as provided in this Agreement.
“Class I REIT Shares” means the REIT Shares referred to as “Class I Common Shares” in the Charter.
“Class I Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class I Unit as provided in this Agreement.
“Class I-1 Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class I-1 Unit as provided in this Agreement. As used herein, Class I-1 Units shall be deemed to have the same Class designation as Class I REIT Shares unless stated otherwise.

“Class S REIT Shares” means the REIT Shares referred to as “Class S Common Shares” in the Charter.
“Class S Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class S Unit as provided in this Agreement.
“Class S-1 Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class S-1 Unit as provided in this Agreement. As used herein, Class S-1 Units shall be deemed to have the same Class designation as Class S REIT Shares unless stated otherwise.
“Class T REIT Shares” means the REIT Shares referred to as “Class T Common Shares” in the Charter.
“Class T Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class T Unit as provided in this Agreement.
“Class T-1 Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class T-1 Unit as provided in this Agreement. As used herein, Class T-1 Units shall be deemed to have the same Class designation as Class T REIT Shares unless stated otherwise.
“Code” means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any successor provision of the Code.
“Commission” means the U.S. Securities and Exchange Commission.
“Common Share Ownership Limit” has the meaning set forth in the Charter.
“Consent” means the consent to, approval of or vote in favor or a proposed action by a Partner given in accordance with Article 12.
“Conversion Rate” means a fraction, the numerator of which is the Net Asset Value Per Unit for the Class of Partnership Unit being converted and the denominator of which is the Net Asset Value Per Unit for the Class of Partnership Unit being issued in such conversion.
“Dealer Manager” means Brookfield Oaktree Wealth Solutions LLC, or such other Person or entity selected by the Board of Directors of the REIT Limited Partner to act as the dealer manager for a Public Offering or a Private Placement.
“Debt” means, as to any Person, as of any date of determination: (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof;

and (iv) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.
“Distribution Fee” means any ongoing distribution fees, dealer manager fees, stockholder servicing fees or similar fees (as distinguished from up-front or one-time selling commissions and dealer manager fees) payable with respect to outstanding REIT Shares or Partnership Units.
“DRIP” has the meaning set forth in Section 5.10.
“DRIP Participant” has the meaning set forth in Section 5.10.
“DST Interests” means beneficial interests sold to third-party investors by the Delaware statutory trust sponsored by Brookfield Real Estate Exchange LLC or its Affiliate, as set forth in the applicable Memorandum.
“DST Properties” means real properties held directly or indirectly by a Delaware statutory trust that (i) is sponsored by Brookfield Real Estate Exchange LLC or its Affiliate, as set forth in the applicable Memorandum; and (ii) sells a certain class of beneficial interests to third-party investors.
“Electronic Signature” has the meaning set forth in Section 13.9.
“Event of Bankruptcy” as to any Person means the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); insolvency or bankruptcy of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.
“Excepted Holder Limit” has the meaning set forth in the Charter.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.
“Exchanged REIT Shares” has the meaning set forth in Section 6.12(b).
“Final Adjustment” has the meaning set forth in Section 10.5(c)(ii) hereof.
“FMV Option” means a fair market value purchase option giving the Partnership the right, but not the obligation, to acquire DST Interests from holders thereof at a later time as set forth in the applicable Memorandum.

“General Partner” means Brookfield REIT OP GP LLC, a Delaware limited liability company, and any Person who becomes a substitute or additional General Partner as provided herein, and any of their successors as General Partner, in such Person’s capacity as a General Partner of the Partnership.
“General Partnership Interest” means any Partnership Interest held by the General Partner other than any Partnership Interest it holds as a Limited Partner.
“Holder” means either (i) a Partner or (ii) an Assignee owning a Partnership Interest.
“Incapacity” has the meaning set forth in Section 9.5.
“Indemnitee” means (i) any Person made a party to a proceeding by reason of its status as the General Partner, or a member, director, officer or employee of the General Partner, the REIT Limited Partner or the Partnership (including, without limitation, the Partnership Representative and any “designated individual,” within the meaning of the Regulations promulgated pursuant to Section 6623 of the Code), (ii) the Adviser, (iii) the REIT Limited Partner and (iv) such other Persons (including Affiliates of the General Partner, the REIT Limited Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.
“IRS” means the U.S. Internal Revenue Service.
“Joint Venture” means any joint venture or partnership arrangement (other than the Partnership) in which the Partnership or any of its Subsidiaries is a co-venturer or partner established to acquire Real Properties or hold other assets of the Partnership.
“Limited Partner” means the REIT Limited Partner and any other Person identified as Limited Partner on the books and records of the Partnership, upon the execution and delivery by such Person of an additional limited partner signature page, and any Person who becomes a Substitute Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.
“Limited Partnership Interest” means the ownership interest of a Limited Partner in the Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of such Act. A Limited Partnership Interest may be expressed as a number of Partnership Units.
“Liquidating Event” has the meaning set forth in Section 11.1.
“Liquidator” has the meaning set forth in Section 11.2(a).
“Listing” means the listing of the REIT Shares on a national securities exchange. Upon such Listing, the REIT Shares shall be deemed “Listed.”
“Loss” has the meaning set forth in Section 5.1(e).

“Losses” has the meaning set forth in Section 6.3(a).
“Master Lease Agreement” means a Master Lease Agreement relating to a real property held directly or indirectly by a Delaware statutory trust that is sponsored by Brookfield Real Estate Exchange LLC or its Affiliate, as set forth in the applicable Memorandum.
“Memorandum” means a memorandum utilized for the purpose of offering and selling securities, including DST Interests, in a Private Placement.
“Net Asset Value” means (i) for any Partnership Units, the net asset value of such Partnership Units, determined as of the last calendar day of each month as described in the Prospectus and (ii) for any REIT Shares, the net asset value of such REIT Shares, determined as of the last calendar day of each month as described in the Prospectus.
“Net Asset Value Per REIT Share” means, for each Class of REIT Shares, the net asset value per share of such Class of REIT Shares, determined as of the last calendar day of each month as described in the Prospectus.
“Net Asset Value Per Unit” means, for each Class of Partnership Unit, the net asset value per unit of such Class of Partnership Unit, determined as of the last calendar day of each month as described in the Prospectus.
“Nonrecourse Deductions” has the meaning set forth in Section 5.1(c)(v).
“Notice of Redemption” means the Notice of Exercise of Redemption Right, a form of which shall be provided to each Limited Partner, other than the REIT Limited Partner, upon such Limited Partner’s admission to the Partnership, and which form may be revised by the General Partner in its sole discretion.
“OFAC” has the meaning set forth Section 8.5(e).
“Offer” has the meaning set forth in Section 7.4(a)(ii).
“Offering” means the offering and sale of securities, including without limitation, REIT Shares, DST Interests and Units.
“Partner” means any General Partner or Limited Partner.
“Partner Nonrecourse Debt Minimum Gain” means an amount with respect to each Partner’s nonrecourse debt (as defined in Regulations Section 1.704-2(b)(4)) equal to the Partnership Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in Regulations Section 1.752-1(a)(2)) determined in accordance with Regulations Section 1.704-2(i)(3).
“Partner Nonrecourse Deductions” has the meaning described in Section 5.1(c)(vi).

“Partnership” means Brookfield REIT Operating Partnership L.P., a Delaware limited partnership.
“Partnership Interest” means an ownership interest in the Partnership held by a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.
“Partnership Minimum Gain” has the meaning specified in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).
“Partnership Record Date” means the record date established by the General Partner for the distribution of cash pursuant to Section 5.2, which record date shall be the same as the record date established by the REIT Limited Partner for a distribution to its stockholders of some or all of its portion of such distribution.
“Partnership Register” has the meaning set forth in Section 4.1 hereof.
“Partnership Representative” has the meaning set forth in Section 10.5(a).
“Partnership Unit” means a fractional, undivided share of the Partnership Interests (other than the General Partnership Interest) of all Partners issued hereunder, including Class C Units, Class D Units, Class D-1 Units, Class E Units, Class I Units, Class I-1 Units, Class S Units, Class S-1 Units, Class T Units and Class T-1 Units. The allocation of Partnership Units of each Class among the Partners shall be maintained on the books and records of the Partnership.
“Partnership Year” means the fiscal year of the Partnership.
“Percentage Interest” means the percentage ownership interest in the Partnership of each Partner, as determined by dividing the Partnership Units owned by a Partner by the total number of Partnership Units then outstanding. The Percentage Interest of each Partner shall be maintained on the books and records of the Partnership.
“Person” means an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other legal entity.
“Performance Participation Interest” means the distribution to which the Special Limited Partner previously was entitled pursuant to Section 5.2(c) of that certain Second Amended and Restated Limited Partnership Agreement of Brookfield REIT Operating Partnership L.P., dated as of November 2, 2021.
“Prior Agreement” has the meaning set forth in the recitals of this Agreement.

“Private Placement” means an unregistered sale of DST Interests, REIT Shares or equity of a subsidiary of the General Partner pursuant to an applicable exemption from the registration requirements of the Securities Act and state securities laws.
“Profit” has the meaning set forth in Section 5.1(e).
“Property” means any Real Property, Real Estate Related Assets or other investment in which the Partnership holds an ownership interest.
“Prospectus” means the prospectus included in the most recent effective registration statement filed by the REIT Limited Partner with the Commission with respect to the applicable Offering, as such prospectus may be amended or supplemented from time to time.
“Public Offering” means an offering of REIT Shares to the public.
“Real Estate Related Assets” means any investments (other than investments in Real Property), directly or indirectly, by the Partnership in interests related to real property of whatever nature, including, but not limited to (i) mortgage, mezzanine, bridge and other loans on Real Property, (ii) equity securities or interests in corporations (to the extent consistent with the REIT Requirements), limited liability companies, partnerships and other joint ventures having an equity interest in real property, real estate investment trusts, ground leases, tenant-in-common interests, participating mortgages, convertible mortgages or other debt instruments convertible into equity interests in real property by the terms thereof, options to purchase real estate, real property purchase-and-leaseback transactions and other transactions and investments with respect to real estate, and (iii) debt securities such as collateralized mortgage backed securities, commercial mortgages and other debt securities.
“Real Property” means real property owned from time to time by the Partnership or a subsidiary thereof, either directly or through Joint Ventures, which consists of (i) land only, (ii) land, including the buildings located thereon, (iii) buildings only or (iv) such investments the REIT Limited Partner and the Adviser mutually designate as Real Property to the extent such investments could be classified as Real Property. DST Properties shall also be deemed Real Property for purposes of this definition.
“Received REIT Shares” has the meaning set forth in Section 6.12(b).
“Redemption” has the meaning set forth in Section 8.5(a).
“Redemption Price” means the Value of the REIT Shares Amount as of the last day of the calendar month immediately preceding the Specified Redemption Date.
“Redemption Right” has the meaning set forth in Section 8.5(a).
“Regulations” means the federal income tax regulations promulgated under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations.

“Regulatory Allocations” has the meaning set forth in Section 5.1(g).
“REIT” means a real estate investment trust as defined pursuant to Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.
“REIT Expenses” means (i) costs and expenses relating to the formation and continuity of existence and operation of the REIT Limited Partner and any Subsidiaries thereof (which Subsidiaries shall, for purposes of this defined term, be included within the definition of REIT Limited Partner), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director, officer, or employee of the REIT Limited Partner or service providers to the REIT Limited Partner (including service providers affiliated with the Adviser), (ii) costs and expenses relating to any Public Offering and registration of securities by the REIT Limited Partner and all filings, statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting discounts and selling commissions applicable to any such offering of securities, any Distribution Fees, and any costs and expenses associated with any claims made by any holders of such securities or any underwriters or placement agents thereof, (iii) costs and expenses relating to any private offering of securities by the REIT Limited Partner and all statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting discounts and selling commissions applicable to any such offering of securities, any Distribution Fees, and any costs and expenses associated with any claims made by any holders of such securities or any underwriters or placement agents thereof, (iv) costs and expenses associated with any repurchase of any securities by the REIT Limited Partner, (v) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by the REIT Limited Partner under federal, state or local laws or regulations, including filings with the Commission, (vi) costs and expenses associated with compliance by the REIT Limited Partner with laws, rules and regulations promulgated by any regulatory body, including the Commission and any securities exchange, (vii) the Advisory Fee and other fees and expenses payable to other services providers of the REIT Limited Partner, (viii) costs and expenses incurred by the REIT Limited Partner relating to any issuing or redemption of Partnership Interests and/or REIT Shares, (ix) all other operating or administrative costs of the REIT Limited Partner incurred in the ordinary course of its business on behalf of or in connection with the Partnership and (x) without duplication, amounts required to be paid or reimbursed to the Adviser pursuant to Section 11(c) of the Advisory Agreement.
“REIT Limited Partner” means Brookfield Real Estate Income Trust Inc., a Maryland corporation.
“REIT Requirements” means the requirements for qualifying as a REIT under the Code and Regulations.
“REIT Share” means a share of common stock, $0.01 par value per share, of the REIT Limited Partner (or Successor Entity, as the case may be), including Class C REIT Shares, Class D REIT Shares, Class E REIT Shares, Class T REIT Shares, Class I REIT Shares and Class S REIT Shares.

“REIT Shares Amount” means a number of REIT Shares having the same Class designation as the Class of Partnership Units, other than as set forth in Section 8.5(b) in connection with Partnership Units issued in exchange for DST Interests in connection with the exercise of the FMV Option, offered for exchange by a Tendering Party equal to such number of Partnership Units; provided that in the event the REIT Limited Partner issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the stockholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “rights”), and the rights have not expired at the Specified Redemption Date, then the REIT Shares Amount shall also include the rights issuable to a holder of the REIT Shares Amount of REIT Shares on the record date fixed for purposes of determining the holders of REIT Shares entitled to rights.
“Related Party” means, with respect to any Person, any other Person whose ownership of shares of the REIT Limited Partner’s capital stock would be attributed to the first such Person under Code Section 544 (as modified by Code Section 856(h)(1)(B)).
“Sanctions” has the meaning set forth in Section 9.2(vi).
“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor statute thereto. Reference to any provision of the Securities Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.
“Side Letters” has the meaning set forth in Section 13.5.
“Special Limited Partner” means Brookfield REIT OP Special Limited Partner L.P., a Delaware limited partnership.
“Specified Redemption Date” means the opening of business on the last calendar day of the month following the month of the day that is 45 days after the receipt by the General Partner of the Notice of Redemption, or such earlier date after the receipt by the General Partner of the Notice of Redemption as may be determined by the General Partner in its sole discretion.
“Subsidiary” means, with respect to any Person, any corporation or other entity in which such Person has made an equity investment.
“Substitute Limited Partner” means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.3.
“Successor Entity” has the meaning set forth in Section 4.3(a)(ii).
“Survivor” has the meaning set forth in Section 7.4(b).
“Tax Advances” has the meaning set forth in Section 5.2(c).
“Tax Items” has the meaning set forth in Section 5.1(f)(ii).

“Tendered Units” has the meaning set forth in Section 8.5(a).
“Tendering Party” has the meaning set forth in Section 8.5(a).
“Termination Transaction” has the meaning set forth in Section 7.1(b).
“Transfer” has the meaning set forth in Section 9.2(a). “Transfers”, “Transferred”, and “Transferring” have correlative meanings.
“Transferred Performance Participation Interest Units” means any Partnership Units initially received by the Special Limited Partner or its assignee in consideration of its Performance Participation Interest.
“Unit Equivalent” means, on any given date, a REIT Share, or REIT Shares, or any portion of a REIT Share, of any given Class having the same Value as the Net Asset Value of one Partnership Unit of the same Class on such date.
“Value” means, for any Class of REIT Shares: (i) if such Class of REIT Shares are Listed, the average closing price per share for the previous 30 trading days, or (ii) if such Class of REIT Shares are not Listed, the Net Asset Value Per REIT Share for REIT Shares of that Class.
1.2.Interpretation. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Wherever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine and neuter forms. For all purposes of this Agreement, the term “control” and variations thereof shall mean possession of the authority to direct or cause the direction of the management and policies of the specified entity, through the direct or indirect ownership of equity interests therein, by contract or otherwise. As used in this Agreement, the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” As used in this Agreement, the terms “herein,” “hereof” and “hereunder” shall refer to this Agreement in its entirety. Any references in this Agreement to “Sections” or “Articles” shall, unless otherwise specified, refer to Sections or Articles, respectively, in this Agreement. Any references in this Agreement to an “Exhibit” shall, unless otherwise specified, refer to an Exhibit attached to this Agreement, as such Exhibit may be amended from time to time. Each such Exhibit shall be deemed incorporated in this Agreement in full.
ARTICLE 2

PARTNERSHIP FORMATION AND IDENTIFICATION
2.1.Formation. The Partnership was formed and continues as a limited partnership pursuant to the Act and all other pertinent laws of the State of Delaware, for the purposes and upon the terms and conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. No Partner has any interest in any Partnership property, and the Partnership Interest of each Partner shall be personal property for all purposes.
2.2.Name. The name of the Partnership is Brookfield REIT Operating Partnership L.P. The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the REIT Limited Partner or any Affiliate thereof. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Partners of such change in the next regular communication to the Partners (or, in the sole discretion of the General Partner, earlier).
2.3.Principal Office and Registered Agent. The specified office and principal place of business of the Partnership shall be c/o Brookfield Place New York, 250 Vesey Street, 15th Floor, New York, NY 10281. The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change. The name and address of the Partnership’s registered agent is Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808. The sole duty of the registered agent as such is to forward to the Partnership any notice that is served on him as registered agent. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.
2.4.Partners.
(a)The General Partner of the Partnership is Brookfield REIT OP GP LLC, a Delaware limited liability company. Its principal place of business is the same as that of the Partnership.
(b)The Limited Partners are the REIT Limited Partner and any other Persons identified as Limited Partners on the books and records of the Partnership. A Person shall be admitted as a Limited Partner of the Partnership at the time that (i) this Agreement or a counterpart hereof is executed by or on behalf of such Person and (ii) such Person is listed by the General Partner as a Limited Partner of the Partnership in the Partnership Register.
2.5.Term and Dissolution. The Partnership commenced upon the filing for record of the Certificate in the office of the Secretary of State of the State of Delaware on August 9, 2018 and shall continue indefinitely, unless the Partnership is dissolved pursuant to the provisions of Article 11 or as otherwise provided by law.
2.6.Filing of Certificate and Perfection of Limited Partnership. The General Partner shall execute, acknowledge, record and file at the expense of the Partnership, any and all amendments to the Certificate(s) and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.
2.7.Certificates Representing Partnership Units. At the request of a Limited Partner, the General Partner, at its sole and absolute discretion, may issue (but in no way is obligated to issue) a certificate specifying the number and Class of Partnership Units owned by the Limited Partner as of the date of such certificate. Any such certificate (i) shall be in form and substance as approved by the General Partner, (ii) shall not be negotiable and (iii) shall bear a legend to the following effect:
“This certificate is not negotiable. The Partnership Units represented by this certificate are governed by and transferable only in accordance with the provisions of the Limited Partnership Agreement of Brookfield REIT Operating Partnership L.P., as amended from time to time.”
ARTICLE 3

PURPOSE AND BUSINESS OF THE PARTNERSHIP
3.1.Purpose and Business.
(a)The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the REIT Limited Partner at all times to qualify as a REIT, and in a manner such that the REIT Limited Partner will not be subject to any taxes under Section 857 or 4981 of the Code (to the extent the REIT Limited Partner determines not being subject to such taxes is desirable), unless the REIT Limited Partner otherwise ceases to qualify as a REIT, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the REIT Limited Partner’s right in its sole and absolute discretion to qualify or cease qualifying as a REIT, the Partners acknowledge that the REIT Limited Partner intends to qualify as a REIT for federal income tax purposes and that such qualification and the avoidance of income and excise taxes on the REIT Limited Partner inures to the benefit of all the Partners and not solely to the REIT Limited Partner. Notwithstanding the foregoing, the Partners agree that the REIT Limited Partner may terminate its status as a REIT under the Code at any time to the full extent permitted under the Charter. The REIT Limited Partner on behalf of the Partnership shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code.
(b)Notwithstanding any other provision in this Agreement, the General Partner shall cause the Partnership not to take, or to refrain from taking, any action that, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the REIT Limited Partner to satisfy the REIT Requirements or to qualify as a domestically controlled qualified investment entity (as defined in Section 897(h)(4) of the Code), (ii) could subject the REIT Limited Partner to any taxes under Code Section 857 or Code Section 4981 or any other related or successor provision under the Code, (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the REIT Limited Partner, its securities or the Partnership or (iv) could cause the REIT Limited Partner not to be in compliance in all material respects with any covenants, conditions or restrictions now or hereafter placed upon the REIT Limited Partner pursuant to an agreement to which it is a party, unless, in any such case, such action (or inaction) under clause (i), clause (ii), clause (iii) or clause (iv) above shall have been specifically Consented to by the REIT Limited Partner. The foregoing requirement, and all other requirements, limitations and/or restrictions set forth in this Agreement that are intended for the REIT Limited Partner to maintain compliance as a REIT (or that otherwise are intended to prevent any taxes to be paid by the REIT Limited Partner while it has elected to be a REIT), shall be void and of no effect if the REIT Limited Partner otherwise shall have ceased to, or the REIT Limited Partner determines that the REIT Limited Partner shall no longer, qualify as a REIT.
(c)The Partnership shall be a partnership only for the purposes specified in Section 3.1 hereof, and this Agreement shall not be deemed to create a company, venture or partnership between or among the Partners or any other Persons with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1 hereof. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.
3.2.Representations and Warranties of the Partners.
(a)Each Partner that is an individual (including, without limitation, each additional Limited Partner or Substitute Limited Partner as a condition to becoming an additional

Limited Partner or a Substitute Limited Partner) represents and warrants to, and covenants with, each other Partner that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any material agreement by which such Partner or any of such Partner’s property is bound, or any statute, regulation, order or other law to which such Partner is subject, (ii) such Partner has the legal capacity to enter into this Agreement and perform such Partner’s obligations hereunder, and (iii) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.
(b)Each Partner that is not an individual (including, without limitation, each additional Limited Partner or Substitute Limited Partner as a condition to becoming an additional Limited Partner or a Substitute Limited Partner) represents and warrants to, and covenants with, each other Partner that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including, without limitation, that of its general partner(s), manager(s), committee(s), trustee(s), beneficiaries, directors and/or stockholder(s) (as the case may be) as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws (as the case may be) or any material agreement by which such Partner or any of such Partner’s properties or any of its partners, members, beneficiaries, trustees or stockholders (as the case may be) is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, members, trustees, beneficiaries or stockholders (as the case may be) is or are subject, and (iii) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms
(c)Each Partner (including, without limitation, each additional Limited Partner or Substitute Limited Partner as a condition to becoming an additional Limited Partner or Substitute Limited Partner) represents, warrants and agrees that (i) it has acquired and continues to hold its interest in the Partnership for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof in violation of applicable laws, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances in violation of applicable laws and (ii) it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment,
(d)The representations and warranties contained in this Section 3.2 shall survive the execution and delivery of this Agreement by each Partner (and, in the case of an additional Limited Partner or a Substitute Limited Partner, the admission of such additional Limited Partner or Substitute Limited Partner as a Limited Partner in the Partnership) and the dissolution, liquidation and termination of the Partnership.
(e)Each Partner (including, without limitation, each additional Limited Partner or Substitute Limited Partner as a condition to becoming an additional Limited Partner or Substitute Limited Partner) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the REIT Limited Partner have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, that may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

(f)Notwithstanding the foregoing, the General Partner may, in its sole and absolute discretion, permit the modification of any of the representations and warranties contained in Sections 3.2(a), 3.2(b) and 3.2(c) above as applicable to any Partner (including, without limitation any additional Limited Partner or Substitute Limited Partner or any transferee of either), provided that such representations and warranties, as modified, shall be set forth in a separate writing addressed to the Partnership and the General Partner.
(g)When a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Partnership Interests, the representations made in this Section 3.2 shall be made by the beneficial owner of Partnership Interests held by the nominee.
ARTICLE 4

CAPITAL CONTRIBUTIONS AND ACCOUNTS
4.1.Capital Contributions. The General Partner and the Limited Partners have made Capital Contributions to the Partnership in exchange for Partnership Interests as set forth in the books and records of the Partnership. The General Partner shall cause to be maintained in the principal business office of the Partnership, or such other place as may be determined by the General Partner, the books and records of the Partnership which shall include, among other things, a register that contains the name, address, and number and Class of Partnership Units of each Partner (the “Partnership Register”) and that reflects periodic changes to the Capital Contributions made by the Partners and redemptions and other purchases of Partnership Units by the Partnership, and corresponding changes to the Partnership Interests of the Partners, without preparing a formal amendment to this Agreement. Any reference in this Agreement to the Partnership Register shall be deemed a reference to the Partnership Register as in effect from time to time. Subject to the terms of this Agreement, the General Partner may take any action authorized hereunder in respect of the Partnership Register without any need to obtain the consent or approval of any other Partner. No action of any Limited Partner shall be required to amend or update the Partnership Register. Except as required by law, no Limited Partner shall be entitled to receive a copy of the information set forth in the Partnership Register relating to any Partner other than itself.
4.2.Class C Units, Class D Units, Class D-1 Units, Class E Units, Class I Units, Class I-1 Units, Class S Units, Class S-1 Units, Class T Units and Class T-1 Units. The General Partner is hereby authorized to cause the Partnership to issue Partnership Units designated as Class C Units, Class D Units, Class D-1 Units, Class E Units, Class I Units, Class I-1 Units, Class S Units, Class S-1 Units, Class T Units and Class T-1 Units. Each such Class shall have the rights and obligations attributed to that Class under this Agreement.
4.3.Additional Capital Contributions and Issuances of Additional Partnership Interests. Except as provided in this Section 4.3 or in Section 4.4, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership. The REIT Limited Partner may contribute additional capital to the Partnership, from time to time, and receive additional Partnership Interests in respect thereof, in the manner contemplated in this Section 4.3. Notwithstanding anything herein to the contrary, the REIT Limited Partner’s Capital Account shall be credited with, but the REIT Limited Partner shall not receive any additional Partnership Interests in consideration for, any Capital Contributions made by the REIT Limited Partner to the Partnership that are attributable to cash flow amounts received by the REIT Limited Partner from its indirect leasehold interests in any DST Properties.
(a)Issuances of Additional Partnership Interests.
(i)General. The General Partner is hereby authorized to cause the Partnership to issue such additional Partnership Interests in the form of Partnership Units for any Partnership purpose at any time or from time to time to the Partners (including the General Partner and the REIT Limited Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners, including but not limited to, Partnership Units issued in connection with the issuance of REIT Shares of, or other interests in, the REIT Limited Partner, Partnership Units issued to the Adviser in lieu of cash fees pursuant to the Advisory Agreement, Partnership Units issued in connection with acquisitions of properties and Partnership Units issued in connection with the exercise of any FMV Option. Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units (i) upon the conversion, redemption or exchange of any Debt, Partnership Units, or other securities issued by the Partnership, (ii) for such consideration as the General Partner may determine, (iii) in connection with any merger of any other Person into the Partnership or (iv) upon the contribution of property or assets to the Partnership or otherwise in connection with the Partnership’s acquisition of a property or assets, including in connection with the exercise of the FMV Option. Upon the issuance of any additional Partnership Interest, the General Partner shall, without the Consent of any other Partners, amend the Partnership Register as appropriate to reflect such issuance. Any additional Partnership Interests issued thereby may be issued in one or more Classes (including the Classes specified in this Agreement or any other Classes), or one or more series of any of such Classes, with such designations, preferences and relative, participating, optional or other special rights, voting and other powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such Class or series of Partnership Interests; (ii) the right of each such Class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such Class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided, however, that no additional Partnership Interests shall be issued to the REIT Limited Partner unless:
4.3.1.1.1the additional Partnership Interests are issued in connection with an issuance of Additional Securities by the REIT Limited Partner in accordance with Section 4.3(a)(iii);
4.3.1.1.2the additional Partnership Interests are issued in exchange for property owned by the REIT Limited Partner or in exchange for other consideration with a fair market value, as determined by the General Partner, in good faith, equal to the value of the Partnership Interests;
4.3.1.1.3the additional Partnership Interests are issued upon the conversion, redemption or exchange of Debt, Partnership Units or other securities issued by the Partnership; or
4.3.1.1.4the additional Partnership Interests are also offered and/or issued to all Partners holding Partnership Units of the same Class or series in proportion to the Partnership Units of such Class or series held by such Partners.
Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value, so long as the General

Partner concludes in good faith that such issuance is in the best interests of the REIT Limited Partner and the Partnership.
(ii)Adjustment Events. In the event the REIT Limited Partner (i) declares or pays a dividend on any Class of its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of any Class of its outstanding REIT Shares in REIT Shares, (ii) subdivides any Class of its outstanding REIT Shares, or (iii) combines any Class of its outstanding REIT Shares into a smaller number of REIT Shares with respect to any Class of REIT Shares, then a corresponding adjustment to the number of outstanding Partnership Units of the applicable Class necessary to maintain the proportionate relationship between the number of outstanding Partnership Units of such Class to the number of outstanding REIT Shares of such Class shall automatically be made. Additionally, in the event that any other entity shall become REIT Limited Partner pursuant to any merger, consolidation or combination of the REIT Limited Partner with or into another entity (the “Successor Entity”), the number of outstanding Partnership Units of each Class shall be adjusted by multiplying such number by the number of shares of the Successor Entity into which one REIT Share of such Class is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination. Any adjustment to the number of outstanding Partnership Units of any Class shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided, however, that if the General Partner receives a Notice of Redemption after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, or such merger, consolidation or combination, the number of outstanding Partnership Units of any Class shall be determined as if the General Partner had received the Notice of Redemption immediately prior to the record date for such dividend, distribution, subdivision or combination or such merger, consolidation or combination. If the REIT Limited Partner takes any other action affecting the REIT Shares other than actions specifically described above and, in the opinion of the General Partner such action would require an adjustment to the number of Partnership Units to maintain the proportionate relationship between the number of outstanding Partnership Units to the number of outstanding REIT Shares, the General Partner shall have the right to make such adjustment to the number of Partnership Units, to the extent permitted by law, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances.
(iii)Upon Issuance of Additional Securities. Upon the issuance by the REIT Limited Partner of any Additional Securities (including pursuant to the REIT Limited Partner’s distribution reinvestment plan) other than to all holders of REIT Shares, the REIT Limited Partner shall contribute any net proceeds from the issuance of such Additional Securities and from any exercise of rights contained in such Additional Securities, directly and through the REIT Limited Partner, to the Partnership in return for, as the REIT Limited Partner may designate, Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights such that their economic interests are substantially similar to those of the Additional Securities; provided, however, that the REIT Limited Partner is allowed to use net proceeds from the issuance and sale of such Additional Securities to repurchase REIT Shares pursuant to a share repurchase plan; and provided further that the REIT Limited Partner is allowed to issue Additional Securities in connection with an acquisition or operation of assets that would not be owned directly or indirectly by the Partnership, but if and only if, such direct acquisition and issuance of Additional Securities have been approved and determined to be in or not opposed to the best interests of the REIT Limited Partner and the Partnership. For purposes of this Section 4.3(a)(iii), the acquisition and operation by the REIT Limited Partner of an indirect leasehold interest in a DST Property pursuant to a Master Lease Agreement (or a substantially similar agreement), including the contribution of net proceeds from the REIT Limited Partner to a wholly owned subsidiary holding a direct or indirect leasehold interest in a DST Property to allow such subsidiary to satisfy its operating obligations, shall be deemed to have been approved and in the best interests of the REIT Limited Partner and the Partnership. Without limiting the foregoing, the REIT Limited Partner is expressly authorized to issue Additional Securities for less than fair market value, and to cause the Partnership to issue to the REIT Limited Partner corresponding Partnership Interests, so long as the General Partner concludes in good faith that such issuance is in the best interests of the REIT Limited Partner and the Partnership, including without limitation, the issuance of REIT Shares and corresponding Partnership Units pursuant to an employee share purchase plan providing for employee purchases of REIT Shares at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise. Without limiting the foregoing, if the REIT Limited Partner issues REIT Shares of any Class for a cash purchase price and contributes all of the net proceeds of such issuance to the Partnership as required hereunder, the REIT Limited Partner shall be issued a number of additional Partnership Units having the same Class designation as the issued REIT Shares equal to the number of such REIT Shares of that Class issued by the REIT Limited Partner the proceeds of which were so contributed.
(b)Certain Deemed Contributions of Proceeds of Issuance of REIT Shares. In connection with any and all issuances of REIT Shares, to the extent that the REIT Limited Partner shall make Capital Contributions to the Partnership of the proceeds therefrom, if the proceeds actually received and contributed by the REIT Limited Partner in respect of the REIT Shares the proceeds of which were so contributed are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance, then the REIT Limited Partner shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have paid such offering expenses in accordance with Section 6.5 and in connection with the required issuance of additional Partnership Units to the REIT Limited Partner for such Capital Contributions pursuant to Section 4.3(a), and any such expenses shall be allocable solely to the Class of Partnership Units issued to the REIT Limited Partner at such time. In connection with any and all issuances of REIT Shares pursuant to the REIT Limited Partner’s distribution reinvestment plan, the REIT Limited Partner shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of the distributions that have been reinvested in respect of the REIT Shares issued by the REIT Limited Partner in return for an equal number of Partnership Units having the same Class designation as the issued REIT Shares.
(c)Fee Limit Conversion to Class I-1 Units.
(i)Each Class D-1 Unit held by a Limited Partner that it received in exchange for DST Interests in connection with the exercise of the FMV Option shall automatically, and without any action on the part of the Limited Partner, convert to Class I-1 Units at the applicable Conversion Rate at the end of the month in which the Dealer Manager in conjunction with the REIT Limited Partner’s transfer agent, determines that aggregate selling commissions, dealer manager fees, placement fees and investor servicing fees with respect to such Partnership Units, including any selling commissions, dealer manager fees, placement fees and investor servicing fees previously paid in connection with the DST Interests exchanged for such Partnership Units in connection with the FMV Option, would exceed, in the aggregate, the percentage cap (if any) of the cash price paid in the Private Placement for the DST Interests which were exchanged for such Class D-1 Units as set forth in the applicable selling agreement between the Dealer Manager and the participating broker-dealer that sold such DST Interests.
(ii)Each Class S-1 Unit held by a Limited Partner that it received in exchange for DST Interests in connection with the exercise of the FMV Option shall automatically, and without any action on the part of the Limited Partner, convert to Class I-1 Units at the applicable Conversion Rate at the end of the month in which the Dealer Manager, in conjunction with the REIT Limited Partner’s transfer agent, determines that aggregate selling commissions, dealer manager fees, placement fees and investor servicing fees paid with respect to such Partnership Units, including any selling commissions, dealer manager fees, placement fees and investor servicing fees previously paid in connection with the DST Interests exchanged for such Partnership Units in connection with the FMV Option, would exceed, in the aggregate, the percentage cap (if any) of the cash price paid in the Private Placement for the DST Interests which were exchanged for such Class S-1 Units as set forth in the applicable selling agreement between the Dealer Manager and the participating broker-dealer that sold such DST Interests.
(iii)Each Class T-1 Unit held by a Limited Partner that it received in exchange for DST Interests in connection with the exercise of the FMV Option shall automatically, and without any action on the part of the Limited Partner, convert to Class I-1 Units at the applicable Conversion Rate at the end of the month in which the Dealer Manager, in conjunction with the REIT Limited Partner’s transfer agent, determines that aggregate selling commissions, dealer manager fees, placement fees and investor servicing fees paid with respect to such Partnership Units, including any selling commissions, dealer manager fees, placement fees and investor servicing fees previously paid in connection with the DST Interests exchanged for such Partnership Units in connection with the FMV Option, would exceed, in the aggregate, the percentage cap (if any) of the cash price paid in the Private Placement for the DST Interests which were exchanged for such Class T-1 Units as set forth in the applicable selling agreement between the Dealer Manager and the participating broker-dealer that sold such DST Interests.
4.4.Additional Funding. If the General Partner determines that it is in the best interests of the Partnership to provide for additional Partnership funds (“Additional Funds”) for any Partnership purpose, the General Partner may (i) cause the Partnership to obtain such funds by incurring Debt to any Person upon such terms as the General Partner determines to be appropriate (including making such Debt convertible, redeemable or exchangeable for Partnership Units), (ii) elect to have the REIT Limited Partner or any of its Affiliates provide such Additional Funds to the Partnership through loans, purchase of additional Partnership Interests or otherwise (which the REIT Limited Partner or such Affiliates will have the option, but not the obligation, of providing) or (iii) cause the Partnership to issue additional Partnership Interests and admit additional Limited Partners to the Partnership in accordance with Section 4.3.
4.5.Capital Accounts. A separate capital account (a “Capital Account”) shall be established and maintained for each Partner in accordance with Regulations Section 1.704-1(b)(2)(iv), and a Partner shall have a single Capital Account with respect to all Partnership Interests held by such Partner. If (i) a new or existing Partner acquires an additional Partnership Interest in exchange for more than a de minimis Capital Contribution, (ii) the Partnership distributes to a Partner more than a de minimis amount of Partnership property or money as consideration for a Partnership Interest, (iii) the Partnership is liquidated within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g), or (iv) the Partnership grants a Partnership Interest (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership, the General Partner may revalue the property of the Partnership to its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) in accordance with Regulations Section 1.704-1(b)(2)(iv)(f). When the Partnership’s property is revalued by the General Partner, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners pursuant to Section 5.1 if there were a taxable disposition of such property for its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) on the date of the revaluation.
4.6.Percentage Interests. If the number of outstanding Partnership Units increases or decreases during a taxable year, each Partner’s Percentage Interest shall be adjusted by the General Partner effective as of the effective date of each such increase or decrease to a percentage equal to the number of Partnership Units held by such Partner divided by the aggregate number of Partnership Units outstanding after giving effect to such increase or decrease. If the Partners’ Percentage Interests are adjusted pursuant to this Section 4.6, the Profits and Losses (or items thereof) for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the day when the adjustment occurs and the part of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate Profits and Losses (or items thereof) for the taxable year in which the adjustment occurs. The allocation of Profits and Losses (or items thereof) for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Profits and Losses (or items thereof) for the later part shall be based on the adjusted Percentage Interests.
4.7.No Interest on Contributions. No Partner shall be entitled to interest on its Capital Contribution.
4.8.Return of Capital Contributions. No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner’s Capital Contribution for so long as the Partnership continues in existence.
4.9.No Third-Party Beneficiary. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner. Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership.
4.10.No Preemptive Rights. Except as expressly provided in this Agreement, no Person, including, without limitation, any Partner or assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Partnership Interest or to otherwise make an additional Capital Contribution.
ARTICLE 5

PROFITS AND LOSSES; DISTRIBUTIONS
5.1.Allocation of Profit and Loss.

(a)REIT Limited Partner Gross Income Allocation. There shall be specially allocated to the REIT Limited Partner an amount of (i) first, items of Partnership income and (ii) second, items of Partnership gain during each fiscal year or other applicable period, before any other allocations are made hereunder, in an amount equal to the excess, if any, of the cumulative reimbursements made to the REIT Limited Partner under Section 6.5(b) (other than reimbursements which would properly be treated as “guaranteed payments” or which are attributable to the reimbursement of expenses which would properly be either deductible by the Partnership or added to the tax basis of any Partnership asset) over the cumulative allocations of Partnership income and gain to the REIT Limited Partner under this Section 5.1(a).
(b)General Allocations. The items of Profit and Loss of the Partnership for each fiscal year or other applicable period shall be allocated among the Partners in a manner that will, as nearly as possible (after giving effect to the allocations under Sections 5.1(a), 5.1(c) and 5.1(g)) cause the Capital Account balance of each Partner at the end of such fiscal year or other applicable period to equal (i) the amount of the hypothetical distribution that such Partner would receive if the Partnership were liquidated on the last day of such period and all assets of the Partnership, including cash, were sold for cash equal to their Carrying Values, taking into account any adjustments thereto for such period, all liabilities of the Partnership were satisfied in full in cash according to their terms (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability) and the remaining cash proceeds (after satisfaction of such liabilities) were distributed in full pursuant to Section 5.2, minus (ii) the sum of such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain and the amount, if any and without duplication, that the Partner would be obligated to contribute to the capital of the Partnership, all computed as of the date of the hypothetical sale of assets. Notwithstanding the foregoing, the General Partner may make such allocations as it deems reasonably necessary to give economic effect to the provisions of this Agreement, taking into account facts and circumstances as the General Partner deems reasonably necessary for this purpose.
(c)Regulatory Allocations. Notwithstanding any other provision of this Agreement:
(i)Minimum Gain Chargeback. If there is a net decrease in Partnership Minimum Gain or Partner Nonrecourse Debt Minimum Gain (determined in accordance with the principles of Regulations Sections 1.704-2(d) and 1.704-2(i)) during any Partnership taxable year, the Partners shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to their respective shares of such net decrease during such year, determined pursuant to Regulations Sections 1.704-2(g) and 1.704-2(i)(5). The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f). This Section 5.1(c)(i) is intended to comply with the minimum gain chargeback requirements in such U.S. Regulations Sections and shall be interpreted consistently therewith, including that no chargeback shall be required to the extent of the exceptions provided in Regulations Sections 1.704-2(f) and 1.704-2(i)(4).
(ii)Qualified Income Offset. If any Partner unexpectedly receives any adjustments, allocations, or distributions described in U.S. Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the deficit Capital Account balance created by such adjustments, allocations or distributions as promptly as possible; provided that an allocation pursuant to this Section 5.1(c)(ii) shall be made only to the extent that a Partner would have a deficit Capital Account balance in excess of such sum after all other allocations provided for in this Article 5 have been tentatively made as if this Section 5.1(c)(ii) were not in this Agreement. This

Section 5.1(c)(ii) is intended to comply with the “qualified income offset” requirement of the Code and shall be interpreted consistently therewith.
(iii)Gross Income Allocation. If one or more Partners has a deficit Capital Account at the end of any fiscal year that is in excess of the sum of (i) the amount each such Partner is obligated to restore, if any, pursuant to any provision of this Partnership Agreement, and (ii) the amount each such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible (in proportion to the amount of such deficit); provided that an allocation pursuant to this Section 5.1(c)(iii) shall be made only if and to the extent that a Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article 5 have been tentatively made as if Section 5.1(c)(ii) and this Section 5.1(c)(iii) were not in this Partnership Agreement.
(iv)Payee Allocation. If any payment to any person that is treated by the Partnership as the payment of an expense is recharacterized by a taxing authority as a Partnership distribution to the payee as a partner, such payee shall be specially allocated, in the manner determined by the General Partner, an amount of Partnership gross income and gain as quickly as possible equal to the amount of the distribution.
(v)Nonrecourse Deductions. Nonrecourse Deductions shall be allocated pro rata based on the number of Partnership Units held by each Partner. “Nonrecourse Deductions” has the meaning specified in Regulations Sections 1.704-2(b)(1) and 1.704-2(c).
(vi)Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated to the Partner who bears the economic risk of loss with respect to the liability to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(j). “Partner Nonrecourse Deductions” has the meaning specified in Regulations Section 1.704-2(i)(2).
(vii)Any special allocations of income or gain pursuant to Section 5.1(c)(ii) or Section 5.1(c)(iii) hereof shall be taken into account in computing subsequent allocations pursuant to Section 5.1(b) and this Section 5.1(c), so that the net amount of any items so allocated and all other items allocated to each Partner shall, to the extent possible, be equal to the net amount that would have been allocated to each Partner if such allocations pursuant to Section 5.1(c)(ii) or Section 5.1(c)(iii) had not occurred.
(viii)Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of its interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Partners in accordance with their respective interests in the Partnership in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partner(s) to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(ix)Excess Nonrecourse Liabilities. The Partnership shall allocate “nonrecourse liabilities” (within the meaning of Regulations Section 1.752-1(a)(2)) of the Partnership that are secured by multiple Properties under any reasonable method chosen by the General Partner in accordance with Regulations Section 1.752-3(b). Except as otherwise agreed to between the General Partner and any contributor of Property to the Partnership, the Partnership shall allocate “excess nonrecourse liabilities” of the Partnership within the meaning of Regulations Section 1.752-3(a)(3) first, to the current holders of Transferred Performance Participation Interest Units, in respect of the Transferred Performance Participation Interest Units, up to the amount of the share of built in gain attributable to those Transferred Performance Participation Interest Units that is allocable to Section 704(c) property or property for which reverse Section 704(c) allocations are applicable, and second under any method chosen by the General Partner in its sole discretion that is permitted under Regulations Section 1.752-3(a)(3).
(x)Special Allocations of Class-Specific Items. To the extent that any items of income, gain, loss or deduction of the REIT Limited Partner are allocable to a specific Class or Classes of REIT Shares as provided in the Prospectus, including, without limitation, Distribution Fees, such items, or an amount equal thereto, shall be specially allocated to the Classes or Series of Partnership Units corresponding to such Class or Classes of REIT Shares. Without limiting the foregoing, items of loss or deduction attributable to Distribution Fees, investor servicing fees, upfront selling commissions, upfront dealer manager fees and Advisory Fees shall be allocated to Classes of Partnership Units other than Class E Units.
(d)Allocations Between Transferor and Transferee. If a Partner transfers any part or all of its Partnership Interest, the distributive shares of the various items of Profit and Loss allocable among the Partners during such fiscal year of the Partnership shall be allocated between the transferor and the transferee Partner either (i) as if the Partnership’s fiscal year had ended on the date of the transfer, or (ii) based on the number of days of such fiscal year that each was a Partner without regard to the results of Partnership activities in the respective portions of such fiscal year in which the transferor and the transferee were Partners. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Profit and Loss between the transferor and the transferee Partner.
(e)Definition of Profit and Loss. “Profit” and “Loss” and any items of income, gain, expense, or loss referred to in this Agreement shall be determined in accordance with the accounting method used by the Partnership for U.S. federal income tax purposes with the following adjustments: (i) all items of income, gain, loss or deduction allocated pursuant to Sections 5.1(a) and 5.1(c)(i) through (viii) and (x) shall not be taken into account in computing such taxable income or loss; (ii) any income of the Partnership that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Profit and Loss shall be added to such taxable income or loss; (iii) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any depreciation, amortization, gain or loss resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (iv) upon an adjustment to the Carrying Value of any asset pursuant to the definition of Carrying Value (other than an adjustment in respect of depreciation, amortization or cost recovery deductions), the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (v) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, the amount of depreciation, amortization or cost recovery deductions with respect to such asset for purposes of Profit and Loss shall be an amount which bears the same ratio to such Carrying Value as the U.S. federal income tax depreciation, amortization or other cost recovery deductions bears to such adjusted tax basis (provided that if the U.S. federal income tax depreciation, amortization or other cost recovery deduction is zero, the Partners may use any reasonable method for purposes of determining depreciation, amortization or other cost recovery deductions in calculating Profit and Loss; and (vi) except for items in (i) above, any expenditures of the Partnership not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Profit and Loss pursuant to this definition shall be treated as deductible items.
(f)Tax Allocations.
(i)All items of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners for federal, state and local income tax purposes consistent with the manner that the corresponding constituent items of Profit and Loss shall be allocated among the Partners pursuant to this Partnership Agreement in the manner determined by the General Partner, except as may otherwise be provided herein or by the Code. Notwithstanding the foregoing, the General Partner may make such allocations as it deems reasonably necessary to give economic effect to the provisions of this Agreement, taking into account facts and circumstances as the General Partner deems reasonably necessary for this purpose.
(ii)Notwithstanding Section 5.1(f)(i) hereof, for income tax purposes under the Code and the Regulations, each Partnership item of income, gain, loss and deduction (collectively, “Tax Items”) with respect to Property that is contributed to the Partnership with an initial Carrying Value that varies from its basis in the hands of the contributing Partner immediately preceding the date of contribution shall be allocated among the Partners for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the General Partner. In the event that the Carrying Value of any Partnership asset is adjusted to equal its respective fair market value, subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Carrying Value in the same manner as under Code Section 704(c) and the applicable Regulations and using the method chosen by the General Partner. Allocations pursuant to this Section 5.1(f)(ii) are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Profit, Loss, or any other items or distributions pursuant to any provision of this Agreement. Except as otherwise agreed to between the General Partner and any contributor of Property to the Partnership, the Partnership will elect to use the traditional method with curative allocations of gain on sale pursuant to Regulations Section 1.704-3(c).
(iii)For greater certainty, for Canadian tax purposes all items of income, gain, loss or deduction of the Partnership in respect of any Property referred to in Section 5.1(f)(ii) (whether realized directly or indirectly, including in respect of an interest in any entity that has a direct or indirect interest in that Property), shall be allocated to the Partners in the same manner as income, gain, loss or deduction in respect of such Property is allocated to the Partners for US federal, state and local tax purposes under Section 5.1(f)(ii), taking into account such modifications and adjustments as may be necessary to reflect differences in Canadian and US income computations for tax purposes (including, without limitation, timing and characterization differences), but in keeping with the general intention to allocate income, gain, loss or deduction in respect of any such Property in a consistent manner for Canadian and US tax purposes.
(g)Curative Allocations. The allocations set forth in Section 5.1(c) of this Agreement (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. The General Partner is authorized to offset all Regulatory Allocations either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this Section 5.1(g). Therefore, notwithstanding any other provision of this Section 5.1 (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it deems appropriate so that, after such offsetting allocations are made, each Partner’s Capital Account is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of this Agreement and all Partnership items were allocated pursuant to Sections 5.1(a) and 5.1(b).
5.2.Distribution of Cash.
(a)The Partnership shall distribute cash on a monthly (or, at the election of the General Partner, more or less frequent) basis, in an amount determined by the General Partner in its sole and absolute discretion, to the Partners who are Partners on the Partnership Record Date with respect to such month (or other distribution period) in accordance with Section 5.2(b). The Partnership shall be deemed to have distributed cash to the REIT Limited Partner in an amount equal to the amount of distributions by the REIT Limited Partner that are reinvested in REIT Shares issued by the REIT Limited Partner pursuant to the REIT Limited Partner’s distribution reinvestment plan, and the REIT Limited Partner shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of such distributions in return for an equal number of Partnership Units having the same Class designation as the issued REIT Shares. The Partnership shall be deemed to have distributed cash to a Limited Partner in an amount equal to the amount of distributions by the Partnership that are reinvested in Partnership Units issued by the Partnership to such Limited Partner pursuant to Section 5.10, and such Limited Partner shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of such distributions in return for such Partnership Units issued pursuant to Section 5.10. The number of Partnership Units issued to any such Limited Partner in respect of such reinvested distributions shall equal the amount of such reinvested distributions divided by the most recent Net Asset Value Per Unit of the applicable Class of Partnership Units at the time of such distribution (after accounting for any reduction in Net Asset Value Per Unit as a result of such distribution).
(b)Except for distributions pursuant to Section 5.8 in connection with the dissolution and liquidation of the Partnership, and subject to the provisions of Sections 5.2(c), 5.2(d), 5.3 and 5.4, all distributions of cash (including any deemed distributions pursuant to Section 5.2(a)) shall be made to the Partners in amounts proportionate to the aggregate Net Asset Value of the Partnership Units held by the respective Partners on the Partnership Record Date, except that the amount distributed per Partnership Unit of any Class may differ from the amount per Partnership Unit of another Class (i) on account of differences in Class-specific expense allocations with respect to REIT Shares as described in the Prospectus or with respect to Partnership Units (including without limitation Distribution Fees and Advisory Fees, which shall be a Class-specific expense allocable to Classes of Partnership Units (and corresponding Classes of REIT Shares) other than Class E Units), or (ii) for other reasons as determined by the Board of Directors of the REIT Limited Partner. Any such differences shall correspond to differences in the amount of distributions per REIT Share for REIT Shares of different Classes, with the same adjustments being made to the amount of distributions per Partnership Unit for Partnership Units of a particular Class as are made to the distributions per REIT Share by the REIT Limited Partner with respect to REIT Shares having the same Class designation; provided, however, that such requirement in this sentence shall not apply with respect to Partnership Units of any given Class at any time there are no REIT Shares of the same Class issued and outstanding.
(c)To the extent the Partnership is required by law to withhold or to make tax payments (including interest and penalties thereon) on behalf of or with respect to any Partner (“Tax Advances”), the General Partner may withhold such amounts and make such tax payments as so required. All Tax Advances made on behalf of a Partner shall, at the option of the General Partner, (i) be promptly paid to the Partnership by the Partner on whose behalf such Tax Advances were made or (ii) be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Partner or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Partner. Whenever the General Partner selects the option set forth in clause (ii) of the immediately preceding sentence for repayment of a Tax Advance by a Partner, for all other purposes of this Partnership Agreement such Partner shall be treated as having received all distributions unreduced by the amount of such Tax Advance. Each Partner hereby agrees to indemnify and hold harmless the Partnership, the General Partner, the REIT Limited Partner and any member, officer or director of the General Partner or REIT Limited Partner from and against any liability with respect to Tax Advances required on behalf of or with respect to such Partner. The amount of any taxes paid by or withheld from receipts of the Partnership (or any investment in which the Partnership invests that is treated as a flow-through entity for U.S. federal income tax purposes) allocable to a Partner from an investment shall be deemed to have been distributed to each Partner to the extent that the payment or withholding of such taxes reduced distribution proceeds otherwise distributable to such Partner as provided herein.
(d)In no event may a Partner receive a distribution of cash with respect to a Partnership Unit if such Partner is entitled to receive a cash distribution as the holder of record of a REIT Share for which all or part of such Partnership Unit has been or will be exchanged.
5.3.REIT Distribution Requirements. The General Partner shall use its commercially reasonable efforts to cause the Partnership to distribute amounts sufficient to enable the REIT Limited Partner to make stockholder distributions that will allow the REIT Limited Partner to (i) meet its distribution requirement for qualification as a REIT as set forth in Section 857 of the Code and (ii) avoid any federal income or excise tax liability imposed by the Code.
5.4.No Right to Distributions in Kind. No Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership.
5.5.Limitations on Return of Capital Contributions. Notwithstanding any of the provisions of this Article 5, no Partner shall have the right to receive and the General Partner shall not have the right to make, a distribution that includes a return of all or part of a Partner’s Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Partnership liabilities, other than the liabilities to a Partner for the return of his Capital Contribution, does not exceed the fair market value of the Partnership’s assets.
5.6.Amendments to Reflect Additional Partnership Units. In the event that the Partnership issues additional Partnership Units pursuant to the provisions of Article 4 hereof, the General Partner is hereby authorized, without the Consent of any other Partner, to make such revisions to this Article 5 and other provisions of this Agreement as it determines are necessary or desirable to reflect the issuance of such additional Partnership Units, including, without limitation, making preferential distributions and allocations to Holders of certain Classes of Partnership Units.
5.7.Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the General Partner, on behalf of the Partnership, shall make a distribution to any Holder if such distribution would violate the Act or other applicable law.
5.8.Distributions Upon Liquidation. Immediately before liquidation of the Partnership, all Class C Units, Class D Units, Class D-1 Units, Class E Units, Class I-1 Units, Class S Units, Class S-1 Units, Class T Units and Class T-1 Units will automatically convert to Class I Units at the applicable Conversion Rate. Upon liquidation of the Partnership, after payment of, or adequate provision for, debts and obligations of the Partnership, including any Partner loans, and any preferred return owed to any other Partner, any remaining assets of the Partnership shall be distributed to each holder of Class I Units, ratably with each other holder of

Class I Units, which will include all converted Class C Units, Class D Units, Class D-1 Units, Class E Units, Class I-1 Units, Class S Units, Class S-1 Units, Class T Units and Class T-1 Units, in such proportion as the number of outstanding Class I Units held by such holder bears to the total number of outstanding Class I Units then outstanding.
Notwithstanding any other provision of this Agreement, the amount by which the value, as determined in good faith by the General Partner, of any property other than cash to be distributed in kind to the Partners exceeds or is less than the Carrying Value of such property shall, to the extent not otherwise recognized by the Partnership, be taken into account in computing Profit and Loss of the Partnership for purposes of crediting or charging the Capital Accounts of, and distributing proceeds to, the Partners, pursuant to this Agreement.
To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.
5.9.Substantial Economic Effect. It is the intent of the Partners that the allocations of Profit and Loss pursuant to this Agreement have substantial economic effect (or be consistent with the Partners’ interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Article 5 and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.
5.10.Reinvestment. Subject to legal, tax, regulatory or other similar considerations, each Limited Partner holding Partnership Units agrees to participate in the reinvestment program of distributions to the holders of Partnership Units (the “DRIP” and any participating Limited Partner, a “DRIP Participant”) unless otherwise agreed with the General Partner in writing; provided, however, that each holder of Brookfield Units shall participate in the DRIP only if such holder delivers a written notice to the General Partner electing to so participate. The following provisions shall apply to the DRIP and any Limited Partner’s participation therein:
(a)Subject to Section 5.10(b)(v), the General Partner shall, on behalf of each DRIP Participant, reinvest all distributions to be made to such DRIP Participant with respect to its Partnership Units in exchange for such DRIP Participant being issued additional Partnership Units of the same Class of Partnership Units held by such DRIP Participant with respect to which such distribution is being made. Partnership Units issued pursuant to the DRIP shall be purchased at the applicable Net Asset Value Per Unit on the date that the distribution is payable (calculated as of the most recent month end).
(b)In connection with this Section 5.10, each Limited Partner agrees and acknowledges as follows:
(i)The Partnership has designated the General Partner to administer the DRIP and act as agent for the DRIP Participants. The General Partner shall credit distributions to DRIP Participants on the basis of whole or fractional Partnership Units and shall reinvest such distributions in additional Partnership Units of the same Class of Partnership Units held by such DRIP Participant with respect to which such distribution is made.
(ii)A DRIP Participant shall remain in the DRIP until such DRIP Participant withdraws from the DRIP in accordance with Section 5.10(b)(v) or the General Partner terminates or suspends the DRIP.
(iii)A DRIP Participant shall, on the date that the distribution is payable, be deemed to have received a cash distribution from the Partnership and then made a Capital Contribution in the same amount for the purchase of additional Partnership Units (at the then-current Net Asset Value Per Unit, calculated as of the most recent month end). No interest shall be paid on cash distributions pending reinvestment under the terms of the DRIP.
(iv)No DRIP Participant shall have any authorization or power to direct the time or price at which Partnership Units shall be purchased. The total amount to be invested shall depend on the amount of any distributions paid on the number of Partnership Units owned by the DRIP Participant, as well as any withholding taxes paid on behalf of such DRIP Participant.
(v)DRIP Participants may elect to withdraw from the DRIP with respect to the Partnership Units held in their account in the DRIP by providing 10 days’ prior written notice of such election to withdraw in a form acceptable to the General Partner and such election to withdraw shall be effective until rescinded by providing written notice of an election to reinstate participation in the DRIP in a form acceptable to the General Partner. Such written notice of such election to withdraw or be reinstated, as the case may be, must be received by the General Partner 10 days’ prior to the last calendar day of the month in order for a Participant’s termination to be effective for such month (i.e., a timely termination notice will be effective as of the last calendar day of the month in which it is timely received and will not affect participation in the DRIP for any prior month). Any transfer of Partnership Units by a DRIP Participant to a non-DRIP Participant will terminate participation in the DRIP with respect to the transferred Partnership Units. If a DRIP Participant requests that the Company repurchase all or any portion of the DRIP Participant’s Partnership Units, the DRIP Participant’s participation in the DRIP with respect to the DRIP Participant’s Partnership Units for which repurchase was requested but that were not repurchased will be terminated. If a DRIP Participant terminates DRIP participation, the REIT Limited Partner may, at its option, ensure that the terminating DRIP Participant’s account will reflect the whole number of Partnership Units in such DRIP Participant’s account and provide a check or other instrument of payment for the cash value of any fractional Partnership Unit in such account. Upon termination of DRIP participation for any reason, future distributions will be distributed to the Investor in cash (except for allowable in-kind distributions).
(c)Each DRIP Participant represents and warrants that he, she, or it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act and agrees to promptly notify the General Partner in writing if such DRIP Participant experiences a change in its status as an “accredited investor” at any time prior to such DRIP Participant’s withdrawal from the DRIP pursuant to Section 5.10(b)(v).
(d)This Section 5.10 shall not apply to any distributions to the REIT Limited Partner made pursuant to Section 5.2(a).
ARTICLE 6

RIGHTS, OBLIGATIONS AND
POWERS OF THE GENERAL PARTNER
6.1.Management of the Partnership.
(a)Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated and shall make all decisions affecting the business and assets of the Partnership. Subject to the restrictions specifically contained in this Agreement and without limiting any powers of the Adviser pursuant to the Advisory Agreement, the powers of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Partnership:
(i)to acquire, purchase, own, operate, lease and dispose of any Property;
(ii)to construct buildings and make other improvements on the properties owned or leased by the Partnership;
(iii)to authorize, issue, sell, redeem or otherwise purchase any Partnership Interests or any securities (including Partnership Interests issued in exchange for DST Interests, secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any Class or series of Partnership Interests, or options, rights, warrants or appreciation rights relating to any Partnership Interests) of the Partnership;
(iv)to borrow or lend money for the Partnership, issue or receive evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such indebtedness, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;
(v)to pay, either directly or by reimbursement, for all operating costs and general administrative expenses of the Partnership to third parties or to the REIT Limited Partner or its Affiliates as set forth in this Agreement;
(vi)to guarantee or become a co-maker of indebtedness of the REIT Limited Partner or any Subsidiary thereof, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such guarantee or indebtedness, and secure such guarantee or indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets and to guarantee the master tenant obligations of the REIT Limited Partner or any Subsidiary thereof arising in connection with the master lease of any DST Property, including, without limitation, pursuant to a Master Lease Agreement;
(vii)to use assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with this Agreement, including, without limitation, payment, either directly or by reimbursement, of all operating costs and general administrative expenses of the REIT Limited Partner, the Partnership or any Subsidiary of either of the foregoing, to third parties or to the REIT Limited Partner as set forth in this Agreement;
(viii)to lease all or any portion of any of the Partnership’s assets, whether or not any portion of the Partnership’s assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;
(ix)to prosecute, defend, arbitrate, or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation, including in all such legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolutions, with respect to the Partners, the Partnership, or the Partnership’s assets;

(x)to file applications, communicate, and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership’s assets or any other aspect of the Partnership business, including the registration of any Class or series of the Partnership Units under the Securities Act or Exchange Act, and the listing of any debt securities of the Partnership on any securities exchange or trading forum;
(xi)to make or revoke any election permitted or required of the Partnership by any taxing authority;
(xii)to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as the General Partner shall determine from time to time;
(xiii)to determine whether or not to apply any insurance proceeds for any property to the restoration of such property or to distribute the same;
(xiv)to establish one or more divisions of the Partnership, to hire and dismiss employees of the Partnership or any division of the Partnership, and to retain legal counsel, accountants, consultants, real estate brokers, and such other persons, as the General Partner may deem necessary or appropriate in connection with the Partnership business and to pay therefor such remuneration as the General Partner may deem reasonable and proper;
(xv)to retain other services of any kind or nature in connection with the Partnership business, and to pay therefor such remuneration as the General Partner may deem reasonable and proper;
(xvi)to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner;
(xvii)to maintain accurate accounting records and to file all federal, state and local income tax returns on behalf of the Partnership;
(xviii)to distribute Partnership cash or other Partnership assets in accordance with this Agreement;
(xix)to form or acquire an interest in, and contribute property to, any further limited or general partnerships, joint ventures or other relationships that the General Partner deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);
(xx)to establish Partnership reserves for working capital, capital expenditures, contingent liabilities, or any other valid Partnership purpose;
(xxi)to merge, consolidate or combine the Partnership with or into another Person;

(xxii)to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code;
(xxiii)the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership, or any other Person in which the Partnership has a direct or indirect interest pursuant to contractual or other arrangements;
(xxiv)to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with allowing the REIT Limited Partner at all times to qualify as a REIT unless the REIT Limited Partner voluntarily terminates its REIT status) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act; and
(xxv)to enter into transactions in derivative instruments (including without limitation structuring an investment as a credit default swap, total return swap or other over-the-counter derivative contract, instrument or participation or using a similar arrangement to leverage, access or enhance investments) and hedging arrangements (including without limitation to reduce the Partnership’s equity, currency, commodity price, or interest rate exposure or other risks related to an investment).
(b)Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.
(c)Each of the Limited Partners agrees that the General Partner is authorized to execute and deliver any affidavit, agreement, certificate, consent, instrument, notice, power of attorney, waiver or other writing or document in the name and on behalf of the Partnership and to otherwise exercise any power of the General Partner under this Agreement and the Act on behalf of the Partnership without any further act, approval or vote of the Partners or any other Persons, notwithstanding any other provision of the Act or any applicable law, rule or regulation and, in the absence of any specific corporate action on the part of the General Partner to the contrary, the taking of any action or the execution of any such document or writing by an officer of the General Partner, in the name and on behalf of the General Partner, in its capacity as the general partner of the Partnership, shall conclusively evidence (1) the approval thereof by the General Partner, in its capacity as the general partner of the Partnership, (2) the General Partner’s determination that such action, document or writing is necessary, advisable, appropriate, desirable or prudent to conduct the business and affairs of the Partnership, exercise the powers of the Partnership under this Agreement and the Act or effectuate the purposes of the Partnership, or any other determination by the General Partner required by this Agreement in connection with the taking of such action or execution of such document in writing, and (3) the authority of such officer with respect thereto.
(d)At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital and other reserves in such amounts as the General Partner, in its sole and absolute discretion, determines from time to time.

(e)In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken (or not taken) by it, including any actions in connection with DST Interests, but shall be obligated to take such action as is necessary to ensure satisfaction of the REIT Requirements with respect to the REIT Limited Partner. To the fullest extent permitted by law, the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of any income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement, except as may be contractually agreed upon by the Partnership, in connection with the acquisition of properties from Persons to whom the Partnership issues Partnership Interests as part of the purchase price, in order to preserve such Persons’ tax deferral.
6.2.Delegation of Authority. The General Partner may delegate any or all of its powers, rights and obligations hereunder to any Person, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person (which may include the Adviser) may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve. The General Partner is expressly authorized on behalf of the Partnership to cause the Partnership to enter into the Advisory Agreement.
6.3.Indemnification and Exculpation of Indemnitees.
(a)To the fullest extent permitted by law, the Partnership shall indemnify and hereby agrees to indemnify and hold harmless an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, costs and expenses (including reasonable legal fees and expenses), judgments, fines, settlements, penalties and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, of any nature whatsoever, known or unknown, liquidated or unliquidated (collectively, “Losses”), that are incurred by any Indemnitee and that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise. The foregoing indemnification shall not apply to an Indemnitee the extent that any such Losses result from any act or omission by such Indemnitee with respect to which a court of competent jurisdiction (or other similar tribunal) has issued a final non-appealable decision, judgment or order that such Indemnitee acted with actual fraud, acted in bad faith, was grossly negligent or engaged in willful misconduct.
(b)Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 6.3 in favor of any Indemnitee having or potentially having liability for any such indebtedness. It is the intention of this Section 6.3 that the Partnership indemnify each Indemnitee to the fullest extent permitted by law and this Agreement. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 6.3.
(c)The Partnership shall reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 6.3 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(d)The indemnification provided by this Section 6.3 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.
(e)The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.
(f)In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.
(g)An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.3 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement and the Charter.
(h)The provisions of this Section 6.3 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 6.3 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership’s liability to any Indemnitee under this Section 6.3 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
(i)It is the intent of the parties that any amounts paid by the Partnership to the General Partner pursuant to this Section 6.3 shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.
6.4.Liability and Obligations of the General Partner.
(a)Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission not amounting to willful misconduct or gross negligence. The General Partner shall not be in breach of any duty that the General Partner may owe to the Limited Partners or the Partnership or any other Persons under this Agreement or of any duty stated or implied by law or equity provided the General Partner, acting in good faith, abides by the terms of this Agreement.
(b)The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, itself, the REIT Limited Partner and the stockholders of the REIT Limited Partner, and that none of the General Partner, the REIT Limited Partner or the Board of Directors of REIT Limited Partner are under any obligation to consider the separate interests of the Limited Partners other than the REIT Limited Partner (including, without limitation, the tax consequences to Limited Partners or the tax consequences of some, but not all, of the Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions; provided, however, that the General Partner shall be obligated to take or refrain from taking such actions as necessary to ensure that the REIT Limited Partner is able to maintain its status as a REIT. In the event of a conflict between the interests of the REIT Limited Partner’s stockholders on one hand and the other Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the REIT Limited Partner or its stockholders or the other Limited Partners; provided, however, that for so long as the REIT Limited Partner directly owns a majority or controlling interest in the Partnership, any such conflict that the General Partner, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either the REIT Limited Partner or its stockholders or the other Limited Partners shall be resolved in favor of the REIT Limited Partner and its stockholders. The General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.
(c)Subject to its obligations and duties as General Partner set forth in Section 6.1 hereof, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.
(d)Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the REIT Limited Partner to continue to qualify as a REIT and as a domestically controlled qualified investment entity within the meaning of Section 897(h)(4) of the Code or the Partnership to be taxed as a partnership, (ii) to prevent the REIT Limited Partner from incurring any taxes under Section 857, Section 4981, or any other provision of the Code, (iii) to ensure that the Partnership will not be classified as a “publicly traded partnership” under section 7704 of the Code, (iv) for the REIT Limited Partner to otherwise satisfy the REIT Requirements or the Partnership to satisfy the “qualifying income” requirement of Code Section 7704(c), or (v) for any Affiliate to continue to qualify as a “qualified REIT subsidiary” within the meaning of Code Section 856(i)(2), is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to the Partners in such amounts as will permit the REIT Limited Partner to prevent the imposition of any federal income tax on the REIT Limited Partner (including, for this purpose, any excise tax pursuant to Code Section 4981), to make distributions to its stockholders and payments to any taxing authority sufficient to permit the REIT Limited Partner to maintain REIT status or otherwise to satisfy the REIT Requirements).
(e)Any amendment, modification or repeal of this Section 6.4 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s liability to the Partnership and the Limited Partners under this Section 6.4 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.
(f)To the extent that, at law or in equity, the General Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or the Limited Partners, the General Partner shall not be liable to the Partnership or to any other Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of the General Partner under the Act or otherwise existing at law or in equity to the Partnership or its partners, are agreed by the Partners to replace such other duties and liabilities of such General Partner.

(g)To the fullest extent permitted by law and notwithstanding any other provision of this Agreement or in any agreement contemplated herein or applicable provisions of law or equity or otherwise, whenever in this Agreement the General Partner or the Liquidator is permitted or required to make a decision (i) in its “sole and absolute discretion,” “sole discretion” or “discretion” or under a grant of similar authority or latitude, the General Partner and the Liquidator, as applicable, shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest or factors affecting the Partnership or the Partners or any of them, or (ii) in its “good faith” or under another expressed standard, the General Partner shall act under such express standard and shall not be subject to any other or different standards. If any question should arise with respect to the operation of the Partnership, which is not otherwise specifically provided for in this Agreement or the Act, or with respect to the interpretation of this Agreement, the General Partner is hereby authorized to make a final determination with respect to any such question and to interpret this Agreement in such a manner as it shall deem, in its sole discretion, to be fair and equitable, and its determination and interpretations so made shall be final and binding on all parties. The General Partner’s “sole and absolute discretion,” “sole discretion” and “discretion” under this Agreement shall be exercised consistently with the General Partner’s fiduciary duties and obligation under the implied contractual covenant of good faith and fair dealing under the Act.
(h)Notwithstanding anything to the contrary in this agreement, it is understood and/or agreed that the term “good faith” as used in this agreement shall, in each case, mean “subjective good faith” as understood and interpreted under Delaware law; provided, however, that for the avoidance of doubt, any resolution of a conflict of interest between the REIT Limited Partner or the interests of stockholders of the REIT Limited Partner, on the one hand, and the Partnership or any Limited Partner on the other hand, in a manner favorable to the REIT Limited Partner or the interests of the stockholders of the REIT Limited Partner shall not be deemed a violation of such “subjective good faith” standard.
6.5.Reimbursement of General Partner and REIT Limited Partner.
(a)Except as provided in this Section 6.5 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.
(b)The REIT Limited Partner and the General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all Administrative Expenses incurred by the REIT Limited Partner and the General Partner, respectively.
6.6.Outside Activities.
(a)Subject to Section 6.7 hereof, the Charter and any agreements entered into by the General Partner, the REIT Limited Partner or an Affiliate of either with the Partnership or any of its Subsidiaries, any officer, director, employee, agent, trustee, Affiliate or stockholder of the General Partner or the REIT Limited Partner shall be entitled to and may have, directly or indirectly, business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any such business ventures, interests or activities. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and neither the General Partner nor the REIT Limited Partner shall have any obligation pursuant to this Agreement to communicate or offer any opportunities or interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character which, if presented to the Partnership or any Limited Partner, could be taken by such Person, even if it may raise a conflict of interest with the Limited Partners or the Partnership. Neither the General Partner nor the REIT Limited Partner will be liable for breach of any fiduciary or other duty by reason of the fact that such party pursues or acquires for, or directs such opportunity or interest to another Person or does not communicate or offer such opportunity or interest to the Partnership.
(b)No Limited Partner shall, by reason of being a Limited Partner in the Partnership, have any right to participate in any manner in any profits or income earned or derived by or accruing to the General Partner, the REIT Limited Partner or their respective Affiliates, or the respective members, partners, officers, directors, employees, stockholders, agents or representatives thereof from the conduct of any business other than the business of the Partnership or from any transaction in instruments effected by the General Partner, the REIT Limited Partner or their Affiliates or the respective members, partners, stockholders, officers, directors, employees or agents thereof for any account other than that of the Partnership.
6.7.Transactions With Affiliates.
(a)Any Affiliate of the General Partner, the REIT Limited Partner or the Adviser may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price, or other payment therefor which the General Partner determines to be fair and reasonable.
(b)The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.
(c)The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant, and in which any of its Affiliates may or may not be a participant, upon such terms and subject to such conditions as the General Partner deems are consistent with this Agreement, applicable law, the Charter and the REIT status of the REIT Limited Partner.
(d)Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are, in the General Partner’s sole discretion, on terms that are fair and reasonable to the Partnership and in compliance with the Charter.
6.8.Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

6.9.Other Matters Concerning the General Partner.
(a)The General Partner may rely in good faith and shall be protected from liability to the Partnership and the Partners in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.
(b)The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and the General Partner shall be protected from liability to the Partnership and the Limited Partners for any act taken or omitted to be taken in good faith reliance upon the opinion of such Persons as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence.
6.10.No Duplication of Fees or Expenses. The Partnership may not incur or be responsible for any fee or expense (in connection with an Offering or otherwise) that would be duplicative of fees and expenses paid by the General Partner or the REIT Limited Partner.
6.11.Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without the consent or approval of any other Partner, or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.
6.12.Repurchases and Exchanges of REIT Shares.
(a)Repurchases. If the REIT Limited Partner repurchases any REIT Shares (other than REIT Shares repurchased with proceeds received from the issuance of other REIT Shares), then the General Partner shall cause the Partnership to purchase from the REIT Limited Partner a number of Partnership Units having the same Class designation as the redeemed REIT Shares for that Class of Partnership Units on the same terms that the REIT Limited Partner repurchased such REIT Shares (including any applicable discount to Net Asset Value).
(b)Exchanges. If the REIT Limited Partner exchanges any REIT Shares of any Class (“Exchanged REIT Shares”) for, or converts any REIT Shares of any Class to, REIT Shares of a different Class (“Received REIT Shares”), then the General Partner shall, and shall cause the Partnership to, exchange or convert a number of Partnership Units having the same Class designation as the Exchanged REIT Shares, for Partnership Units having the same Class designation as the Received REIT Shares on the same terms that the REIT Limited Partner exchanged or converted the Exchanged REIT Shares. The exchange of Partnership Units shall occur automatically after the close of business on the applicable date of the exchange of REIT Shares, as of which time the holder of a Class of Partnership Units having the same designation as the Exchanged REIT Shares shall be credited on the books and records of the Partnership with the issuance, as of the opening of business on the next day, of the applicable number of Partnership Units having the same designation as the Received REIT Shares.
ARTICLE 7

CHANGES IN GENERAL PARTNER
7.1.Transfers by General Partner and REIT Limited Partner.
(a)Except as provided in, or in connection with a transaction contemplated by Sections 7.1(b), 7.1(c) or 7.4, (i) the General Partner shall not transfer all or any portion of its General Partnership Interest or withdraw as General Partner without the consent of Limited Partners holding more than 50% of the Percentage Interests; and (ii) the REIT Limited Partner shall not transfer all or any portion of its Limited Partnership Interest or withdraw as a Partner without the consent of Limited Partners holding more than 50% of the Percentage Interests.
(b)Except as otherwise provided in this Section 7.1 or Section 7.4 hereof, neither the General Partner nor the REIT Limited Partner shall engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets (other than in connection with a change in the General Partner’s or REIT Limited Partner’s state of incorporation or organizational form) in each case which results in a change of control of the General Partner or REIT Limited Partner, as the case may be (a “Termination Transaction”), unless the consent of Limited Partners holding more than 50% of the Percentage Interests of the Limited Partners is obtained.
(c)Notwithstanding Section 7.1(a), (i) a General Partner may transfer all or any portion of its General Partnership Interest to the REIT Limited Partner or any Person controlled by the REIT Limited Partner, and following a transfer of all of its General Partnership Interest, may withdraw as General Partner; and (ii) the REIT Limited Partner may transfer all or a portion of its Limited Partnership Interest to any Person controlled by the REIT Limited Partner and, following any such Transfer, may withdraw as a Limited Partner.
7.2.Admission of a Substitute or Additional General Partner. A Person shall be admitted as a substitute or additional General Partner of the Partnership only if the following terms and conditions are satisfied:
(a)the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required in connection with such admission shall have been performed;
(b)if the Person to be admitted as a substitute or additional General Partner is a corporation, partnership, limited liability company or other legal entity, it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person’s authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and
(c)the Partnership has reasonably determined, based upon the advice of counsel to the Partnership, that (x) the admission of the person to be admitted as a substitute or additional General Partner is in conformity with the Act and (y) none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Partnership to be classified other than as a partnership for federal tax purposes, or (ii) the loss of any Limited Partner’s limited liability.
7.3.Removal of a General Partner. The General Partner may not be removed by the Partners, with or without cause, except with the consent of the General Partner.
7.4.Restriction on Termination Transactions.
(a)Neither the REIT Limited Partner nor the General Partner shall engage in, or cause or permit, a Termination Transaction, unless:
(i)The consent of Limited Partners holding more than 50% of the Percentage Interests of the Limited Partners is obtained;
(ii)as a result of such Termination Transaction all Limited Partners (other than the REIT Limited Partner and the General Partner) will receive for each Partnership Unit of each Class an amount of cash, securities, or other property equal to the greatest amount of cash, securities or other property paid in the Termination Transaction to a holder of one Unit Equivalent having the same Class designation as that Partnership Unit in consideration of such Unit Equivalent; provided that if, in connection with the Termination Transaction, a purchase, tender or exchange offer (“Offer”) shall have been made to and accepted by the holders of more than 50% of the outstanding REIT Shares, each holder of Partnership Units shall be given the option to exchange its Partnership Units for the greatest amount of cash, securities, or other property which a Limited Partner holding Partnership Units would have received had it (1) exercised its Redemption Right and (2) sold, tendered or exchanged pursuant to the Offer the REIT Shares received upon exercise of the Redemption Right immediately prior to the expiration of the Offer; or
(iii)the REIT Limited Partner or the General Partner, as the case may be, is the surviving entity in the Termination Transaction and either (A) the holders of REIT Shares do not receive cash, securities, or other property in the Termination Transaction or (B) all Limited Partners receive in exchange for their Partnership Units of each Class, an amount of cash, securities, or other property (expressed as an amount per Unit Equivalent) that is no less than the greatest amount of cash, securities, or other property (expressed as an amount per Unit Equivalent) received in the Termination Transaction by any holder of REIT Shares having the same Class designation as the Partnership Units being exchanged.
(b)Notwithstanding 7.4(a), the REIT Limited Partner and/or the General Partner may engage in, or cause or permit, a Termination Transaction, if after such Termination Transaction (i) substantially all of the assets of the successor or surviving entity (the “Survivor”), other than Partnership Units held by the REIT Limited Partner and the General Partner, are contributed, directly or indirectly, to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Survivor in good faith and (ii) the Survivor expressly agrees to assume all obligations of the General Partner and the REIT Limited Partner, as appropriate, hereunder. Upon such contribution and assumption, the Survivor shall have the right and duty to amend this Agreement as set forth in this Section 7.4(b). The Survivor shall in good faith arrive at a new method for the calculation of the Cash Amount and the REIT Shares Amount after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares of each Class or options, warrants or other rights relating thereto, and which a holder of Partnership Units of any Class could have acquired had such Partnership Units been exchanged immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 4.3(a)(ii). The Survivor also shall in good faith modify the definition of REIT Shares and make such amendments to Section 8.5 so as to approximate the existing rights and obligations set forth in Section 8.5 as closely as reasonably possible. The above provisions of this Section 7.4(b) shall similarly apply to successive mergers or consolidations permitted hereunder.
(c)In respect of any Termination Transaction described in the preceding paragraph, the General Partner and the REIT Limited Partner are required to use commercially reasonable efforts to structure such Termination Transaction to avoid causing the Limited Partners to recognize a gain for federal income tax purposes by virtue of the occurrence of or their participation in such Termination Transaction, provided such efforts are consistent with the exercise of the Board of Directors’ fiduciary duties to the stockholders of the REIT Limited Partner under applicable law.
ARTICLE 8

RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS
8.1.Management of the Partnership. The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.
8.2.Power of Attorney.
(a)Each Limited Partner and Assignee hereby irrevocably constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each (the “Attorney in Fact”), and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:
8.2.1.1.1execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices: (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments, supplements or restatements thereof) that the Attorney in Fact deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the Attorney in Fact deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement duly adopted in accordance with its terms; (c) all conveyances and other instruments or documents that the Attorney in Fact deems appropriate or necessary to reflect the dissolution and winding up of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all conveyances and other instruments or documents that the Attorney in Fact deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement; (e) all instruments relating to the admission, acceptance, withdrawal, removal or substitution of any Partner pursuant to the terms of this Agreement or the Capital Contribution of any Partner; and (f) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges relating to Partnership Interests; and
8.2.1.1.2execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the Attorney in Fact, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement.
Nothing contained herein shall be construed as authorizing the Attorney in Fact to amend this Agreement except in accordance with Sections 5.6 and Article 11 hereof or as may be otherwise expressly provided for in this Agreement.
(b)The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Limited Partners and Assignees will be relying upon the power of the Attorney in Fact to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the Transfer of all or any portion of such Person’s Partnership Interest and shall extend to such Person’s heirs, successors, assigns, transferees and personal representatives. Each such Limited Partner and Assignee hereby agrees to be bound by any representation made by the Attorney in Fact, acting in good faith pursuant to such power of attorney; and each such Limited Partner and Assignee hereby waives, to the fullest extent permitted by law, any and all defenses that may be available to contest, negate or disaffirm the action of the Attorney in Fact, taken in good faith under such power of attorney. Each Limited Partner and Assignee shall execute and deliver to the Attorney in Fact, within fifteen (15) days after receipt of the Attorney in Fact’s request therefor, such further designation, powers of attorney and other instruments as the Attorney in Fact deems necessary to effectuate this Agreement and the purposes of the Partnership. Notwithstanding anything else set forth in this Section 8.2, to the fullest extent permitted by law, no Limited Partner shall incur any personal liability for any action of the Attorney in Fact taken under such power of attorney.
8.3.Limitation on Liability of Limited Partners. No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder. After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.
8.4.Ownership by Limited Partner of General Partner or Affiliate. No Limited Partner shall at any time, either directly or indirectly, own any stock or other interest in the General Partner or in any Affiliate thereof, if such ownership by itself or in conjunction with other stock or other interests owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal tax purposes. The General Partner shall be entitled to make such reasonable inquiry of the Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section 8.4.
8.5.Redemption Right.
(a)Subject to this Section 8.5 and the provisions of any agreements between the Partnership and one or more Limited Partners with respect to Partnership Units held by them, each Limited Partner other than the General Partner and the REIT Limited Partner, after holding any Partnership Units for a period of at least twelve full months (or such shorter period as consented to by the General Partner in its sole discretion), shall have the right (subject to the terms and conditions set forth herein) to request that the Partnership redeem (a “Redemption”) all or a portion of such Partnership Units (the “Tendered Units”) in exchange (a “Redemption Right”) for the Cash Amount payable on, or, if determined by the General Partner, in its sole discretion, REIT Shares issuable on, the Specified Redemption Date. Any Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner and the REIT Limited Partner) by the Limited Partner exercising the Redemption Right (the “Tendering Party”). A Tendering Party shall be deemed to have offered to sell the Tendered Units described in the Notice of Redemption to the General Partner and to the REIT Limited Partner and either the General Partner or the REIT Limited Partner (or both) may, in its sole and absolute discretion, elect to purchase directly and acquire such Tendered Units by paying to the Tendering Party either the Cash Amount or the REIT Shares Amount. Other than with respect to Tendered Units held by Brookfield, the Adviser and their Affiliates, the Partnership is not obligated to redeem any Tendered Units and may choose to redeem only some, or even none, of the Tendered Units in the General Partner’s sole discretion. Within 15 days of receipt of a Notice of Redemption, the Partnership will send to the Limited Partner submitting the Notice of Redemption a response stating whether the General Partner and/or the REIT Limited Partner has made such an election and whether the General Partner, in its capacity as the general partner of the Partnership, has determined that the applicable Partnership Units will be redeemed for REIT Shares or the Cash Amount, or partially for REIT Shares and partially for a Cash Amount. In either case, the Limited Partner shall be entitled to withdraw the Notice of Redemption if (i) it provides notice to the Partnership that it wishes to withdraw the request and (ii) the Partnership receives the notice no less than two business days prior to the Specified Redemption Date. Notwithstanding the foregoing and subject to the terms of any policy adopted by the Board of Directors of the REIT Limited Partner, the Adviser (or in the case of Partnership Units received in consideration for management fees or the Performance Participation Interest, including the Transferred Performance Participation Interest Units, the current holders of such Partnership Units) shall have the right to require the Partnership to redeem all or a portion of their Partnership Units pursuant to this Section 8.5 at any time irrespective of the period the Partnership Units have been held by the Adviser or any assignee of the Adviser or, with respect to the Transferred Performance Participation Interests Units, the Special Limited Partner. The Partnership shall redeem any such Partnership Units for the Cash Amount unless the General Partner or the Board of Directors of the REIT Limited Partner determines that any such redemption for cash would be prohibited by applicable law or this Agreement, in which case such Partnership Units will be redeemed for an amount of Class I REIT Shares or Class E REIT Shares, as they relate to the class of Partnership Units being redeemed, with an aggregate Net Asset Value equivalent to the aggregate Net Asset Value of such Partnership Units (subject to the satisfaction of the restrictions set forth in Section 8.5(c) and Section 8.5(e)).
No Limited Partner, other than Brookfield or the Adviser (or with respect to Partnership Units received in consideration for management fees or the Performance Participation Interest, including the Transferred Performance Participation Interest Units, the current holders of such Partnership Units), may deliver more than two Notices of Redemption during each calendar year, not including any Notices of Redemption with respect to Units which were previously submitted for redemption and rejected pursuant to Section 8.5(d) or Section 8.5(e). A Limited Partner, other than Brookfield or the Adviser (or with respect to Partnership Units received in consideration for management fees or the Performance Participation Interest, including the Transferred Performance Participation Interest Units, the current holders of such Partnership Units), may not exercise the Redemption Right for less than 1,000 Partnership Units or, if such Limited Partner holds less than 1,000 Partnership Units, all of the Partnership Units held by such Partner. The Tendering Party shall have no right, with respect to any Partnership Units so redeemed, to receive any distribution paid with respect to Partnership Units if the record date for such distribution is on or after the Specified Redemption Date. Each of the foregoing limitations contained in this paragraph with respect to any Notice of Redemption shall be waivable in the sole discretion of the General Partner.
(b)If the General Partner and/or the REIT Limited Partner elects to assume the obligation from the Partnership to redeem Tendered Units and agrees to acquire the Tendered Units for REIT Shares rather than cash, then the Partnership shall direct the General Partner and/or REIT Limited Partner, as applicable, to issue and deliver such REIT Shares to the Tendering Party pursuant to the terms set forth in this Section 8.5(b), in which case, (i) the General Partner and/or REIT Limited Partner, acting as a distinct legal entity, shall assume directly the obligation with respect thereto and shall satisfy the Tendering Party’s exercise of its Redemption Right, and (ii) such transaction shall be treated, for federal income tax purposes, as a transfer by the Tendering Party of such Tendered Units to the General Partner and/or REIT Limited Partner, as applicable, in exchange for REIT Shares. The percentage of the Tendered Units tendered for Redemption by the Tendering Party for which the General Partner and/or REIT Limited Partner elects to issue REIT Shares (rather than cash) is referred to as the “Applicable Percentage.” In making such election to acquire Tendered Units, the General Partner and/or REIT Limited Partner shall act in a fair, equitable and reasonable manner that neither prefers one group or class of Limited Partners over another nor discriminates against a group or class of Limited Partners. If, pursuant to the terms of this Section 8.5, the General Partner and/or REIT Limited Partner will acquire any number of Tendered Units for REIT Shares rather than cash, on the Specified Redemption Date, the Tendering Party shall sell such number of the Tendered Units to the General Partner and/or REIT Limited Partner, as applicable, in exchange for a number of REIT Shares equal to the product of the REIT Shares Amount and the Applicable Percentage. In the case of Tendered Units consisting of Class S-1 Units, Class D-1 Units or Class T-1 Units that initially were issued in exchange for DST Interests in connection with the exercise of the FMV Option, “REIT Shares Amount,” as used in the preceding sentence, shall mean a number of Class I REIT Shares equal to the product of the number of such Tendered Units and the applicable Conversion Rate. The product of the Applicable Percentage and the REIT Shares Amount (including the REIT Shares Amount applicable to Tendered Units that were issued in exchange for DST Interests in connection with the exercise of the FMV Option), if applicable, shall be delivered by the General Partner and/or REIT Limited Partner as duly authorized, validly issued, fully paid and non-assessable REIT Shares free of any pledge, lien, encumbrance or restriction, other than the Aggregate Share Ownership Limit (as calculated in accordance with the Charter) and other restrictions provided in the Article of Incorporation, the bylaws of the REIT Limited Partner, the Securities Act and relevant state securities or “blue sky” laws. No Tendering Party whose Tendered Units are acquired by the General Partner and/or the REIT Limited Partner shall have any right to cause or require the General Partner and/or the REIT Limited Partner to register or qualify such REIT Shares with any federal or state securities agency under the Securities Act or to list such REIT Shares on any stock exchange. Notwithstanding the provisions of Section 8.5(a) and this Section 8.5(b), the Tendering Parties shall have no rights under this Agreement that would otherwise be prohibited under the Charter.
(c)In connection with an exercise of Redemption Rights pursuant to this Section 8.5, the Tendering Party shall submit to the Partnership (with a copy to the General Partner and the REIT Limited Partner), in addition to the Notice of Redemption, any other documents as the General Partner may reasonably require. The General Partner, in its sole discretion, may waive any representation or certification required by the Notice of Redemption or any other document or documents provided by the Tendering Party pursuant to this Section 8.5(c).
(d)Any Cash Amount to be paid to a Tendering Party pursuant to this Section 8.5 shall be paid on the Specified Redemption Date; provided, however, that settlements of such payments will be made within three business days of the Specified Redemption Date for U.S. accounts and within five business days for non-U.S. accounts. Notwithstanding the foregoing, and other than as set forth below, the Partnership is not obligated to redeem any Tendered Units and may choose to redeem only some, or even none, of the Tendered Units in the General Partner’s sole discretion. To the extent that the General Partner elects not to redeem all or any portion of the Tendered Units, (i) the Redemption with respect to such Tendered Units or applicable portion thereof shall be null and void ab initio and such Tendering Party shall not acquire any rights or economic interest in any Cash Amount otherwise payable upon such Redemption or the REIT Shares otherwise issuable upon such exchange; and (ii) the Tendering Party must submit another Notice of Redemption with respect such Tendered Units or applicable portion thereof in order to request that they be redeemed. Notwithstanding the foregoing, the General Partner shall redeem Tendered Units held by Brookfield, the Adviser, and their Affiliates regardless of its determination with respect to Tendered Units held by any other Tendering Party.
(e)Notwithstanding any other provision of this Agreement, the General Partner shall place appropriate restrictions on the ability of the Limited Partners to exercise their Redemption Rights to prevent, among other things, (a) any person from owning shares in excess of the Common Share Ownership Limit, the Aggregate Share Ownership Limit and the Excepted Holder Limit or the REIT Limited Partner failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h), (b) the REIT Shares from being owned by less than 100 persons and the REIT Limited Partner from being “closely held” within the meaning of Section 856(h) of the Code, (c) as and if deemed necessary, the Partnership from constituting a “publicly traded partnership” under Section 7704 of the Code, (d) the Partnership’s assets being considered “plan assets” with the meaning of ERISA or any regulations proposed or promulgated thereunder, (e) the violation of the Securities Act or other comparable state law, (f) the registration of the Partnership as an investment company under the Investment Company Act, (g) the registration of the Partnership, the General Partner or any Affiliate thereof (that is not already registered as an investment adviser under the Advisers Act) as an investment adviser under the Advisers Act, (h) the termination of the Partnership’s status as a partnership for tax purposes, (i) the violation of any law, rule, regulation by such Limited Partner, the Partnership, the General Partner and their respective officers, directors, employers, shareholders, partners, members or any Affiliate thereof, including any law, rule or regulation promulgated by the U.S. Department of the Treasury’s Office of Foreign Assets Control of the U.S. Department of State (“OFAC”), (j) the Partnership from being deemed a “SIFT Partnership” as such term is defined in Section 197 of the Income Tax Act (Canada), and (k) a non-exempt prohibited transaction under ERISA. If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof to each of the Limited Partners holding Partnership Units that, in accordance with advice of counsel, restrictions are necessary in order to avoid the foregoing, as applicable. In addition to any other appropriate restrictions placed by the General Partner pursuant to this Section 8.5(e), no Tendering Party (including, without limitation, Brookfield, the Adviser or, with respect to Partnership Units received in consideration for management fees or the Performance Participation Interest, including the Transferred Performance Participation Interest Units, the current holders of such Partnership Units) shall be entitled to consummate a Redemption if the ownership of or delivery of REIT Shares to such Tendering Party on the Specified Redemption Date by the General Partner would (i) cause the occurrence of any of the circumstances described in clauses (a) through (k) of the first sentence of this Section 8.5(e), (ii) cause the REIT Limited Partner to own, actually or constructively, 10% or more of the ownership interests in a tenant (other than a tenant that is a “taxable REIT subsidiary” (as defined in Section 856(l) of the Code)) of the REIT Limited Partner’s, the Partnership’s or a Subsidiary’s real property, within the meaning of Section 856(d)(2)(B) of the Code, or (iii) otherwise cause the REIT Limited Partner to fail to qualify as a REIT under the Code, including, but not limited to, as a result of any “eligible independent contractor” (as defined in Section 856(d)(9)(A) of the Code) that operates a “qualified lodging facility” (as defined in Section 856(d)(9)(D) of the Code) or a “qualified health care property” (as defined in Section 856(e)(6)(D)(i) of the Code) on behalf of a “taxable REIT subsidiary” (as defined in Section 856(l) of the Code) failing to qualify as such. The REIT Limited Partner, in its sole and absolute discretion, may waive any restriction on redemption set forth in this Section 8.5(e), provided that the Tendering Party has submitted such information, certification or statement as the REIT Limited Partner may reasonably require in connection with the application of the restrictions described in this Section 8.5(e). To the extent any attempted Redemption or exchange for REIT Shares would be in violation of any restriction set forth in this Section 8.5(e), the General Partner agrees to use commercially reasonable efforts to pay the Cash Amount to the Tendering Party on the Specified Redemption Date unless the payment of such Cash Amount would be in violation of this Agreement or any applicable law, in which case such Redemption shall be null and void ab initio and such Tendering Party shall not acquire any rights or economic interest in any Cash Amount otherwise payable upon such Redemption or the REIT Shares otherwise issuable upon such exchange. Notwithstanding the foregoing, the payment of any Cash Amount shall be subject to the Partnership’s right not to redeem all or a portion of any Tendered Units, in the General Partner’s sole discretion, pursuant to Section 8.5(d).
(f)A redemption fee may be charged (other than to Brookfield or the Adviser (or with respect to Partnership Units received in consideration for management fees or the Performance Participation Interest, including the Transferred Performance Participation Interest Units, the current holders of such Partnership Units) in connection with an exercise of Redemption Rights pursuant to this Section 8.5.
(g)The General Partner, in its sole discretion, may require a Limited Partner to surrender all or any portion of its Partnership Units and withdraw from the Partnership to the extent such redemption is in the best interest of the Partnership, as determined by the General Partner in good faith at any time for any reason or no reason with or without prior notice to such Limited Partner. A notice of mandatory redemption pursuant to this Section 8.6 shall have the same effect as a request for redemption by a Limited Partner given pursuant to Section 8.5; provided that the mandatory redemption of all or any portion of such Limited Partner’s Partnership Units shall be effective on the date determined by the General Partner and indicated in such notice.
(h)Notwithstanding anything herein to the contrary, the provisions of this Section 8.5 shall not apply with respect to the Brookfield Units, and instead the provisions of the Brookfield Repurchase Arrangement shall govern with respect to redemptions or repurchases of Brookfield Units by the Partnership.
8.6.Outside Activities of Limited Partners. Subject to any agreements entered into pursuant to Section 6.7 hereof and any other agreements entered into by a Limited Partner or any of its Affiliates with the General Partner, the Partnership or a Subsidiary (including, without limitation, any employment agreement), any Limited Partner (other than the REIT Limited Partner) and any Assignee, officer, director, employee, agent, trustee, Affiliate, member or stockholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person, and such Person shall have no obligation pursuant to this Agreement, subject to Section 6.7 hereof and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary, to offer any interest in any such business ventures to the Partnership, any Limited Partner, or any such other Person, even if such opportunity is of a character that, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.
8.7.Expenses Not Attributable to Class E Units. Distribution Fees, upfront selling commissions, upfront dealer manager fees and Advisory Fees shall be Class-specific expenses allocable to and borne by Classes of Partnership Units other than Class E Units.
ARTICLE 9

TRANSFERS OF LIMITED PARTNERSHIP INTERESTS
9.1.Purchase for Investment.
(a)Each Limited Partner hereby represents and warrants to the General Partner and to the Partnership that the acquisition of his Partnership Interest is made as a principal for his account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest.
(b)Each Limited Partner agrees that he will not sell, assign or otherwise transfer his Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 9.1(a) above and similarly agree not to sell, assign or transfer such Partnership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree.
9.2.Restrictions on Transfer of Limited Partnership Interests.
(a)Subject to the provisions of Section 9.2(b) and (c), no Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of his Limited Partnership Interest, or any of such Limited Partner’s economic rights as a Limited Partner, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a “Transfer”) without the consent of the General Partner, which consent may be granted or withheld in its sole and absolute discretion. Any such purported Transfer undertaken without such consent shall be considered to be null and void ab initio and shall not be given effect. The General Partner may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Partnership in connection therewith.
(b)No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer (i.e., a Transfer consented to as contemplated by clause (a) above or clause (c) below or a Transfer pursuant to Section 9.5 below) of all of its Partnership Interest pursuant to this Article 9 or pursuant to a redemption of all of its Partnership Units pursuant to Section 8.5. Upon the permitted Transfer or redemption of all of a Limited Partner’s Partnership Interest, such Limited Partner shall cease to be a Limited Partner.
(c)Notwithstanding Section 9.2(a) and subject to Section 9.2(d), (i) a Limited Partner may Transfer, without the consent of the General Partner, all or a portion of its Partnership Interest to (A) a parent or parent’s spouse, natural or adopted descendant or descendants, spouse of such descendant, or brother or sister, or a trust created by such Limited Partner for the benefit of such Limited Partner and/or any such person(s), of which trust such Limited Partner or any such person(s) is a trustee, (B) a corporation controlled by a Person or Persons named in clause (A) above, or (C) if the Limited Partner is an entity, its beneficial owners, and (ii) a holder of Brookfield Units may Transfer, without the consent of the General Partner, all or any portion of such Brookfield Units to an Affiliate of such holder.
(d)Notwithstanding anything to the contrary contained herein, no Limited Partner may effect a Transfer of its Limited Partnership Interest, in whole of it part, without the consent of the General Partner, which may be withheld in its sole and absolute discretion, if such proposed Transfer would:
(i)require the registration of the Limited Partnership Interest under the Securities Act, the registration of the Partnership as an investment company under, or would be in violation of, the Investment Company Act or any rules or regulations promulgated thereunder, the registration of the General Partner or any Affiliate thereof (that is not currently registered as an investment adviser) as an investment adviser under the Advisers Act, or cause the Partnership to be treated as (1) a “publicly traded partnership” within the meaning of Code Section 7704(b) or (2) a “SIFT Partnership” within the meaning of Section 197 of the Income Tax Act (Canada), or otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards);
(ii)(A) result in the Partnership’s being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code and the General Partner determines such treatment would be in the best interest of the Partnership), (B) adversely affect the ability of the REIT Limited Partner to continue to qualify as a REIT or as a domestically controlled qualified investment entity or subject the REIT Limited Partner to any additional taxes under Section 857 or Section 4981 of the Code, (C) cause the Partnership not to qualify for the safe harbor described in Regulations Section 1.7704-1(h) (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code), or (D) such Transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code;
(iii)be a Transfer to a lender to the Partnership or any Person who is related (within the meaning of Regulations Section 1.752-4(b)) to any lender to the Partnership whose loan constitutes a nonrecourse liability (within the meaning of Regulations Section 1.752-1(a)(2));provided that as a condition to such consent the lender may be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for the Cash Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a Partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code;
(iv)result in the Partnership’s assets being considered “plan assets” within the meaning of ERISA or any regulations proposed or promulgated thereunder;
(v)result in a violation of any applicable anti-money laundering law, rule or regulation;
(vi)cause the General Partner or the Partnership to be controlled by, or under common control with, owned 50 percent or more, individually or in the aggregate, directly or indirectly, by any Person that (a) is the subject or target of any sanctions administered or enforced by OFAC (collectively “Sanctions”) or (b) is located, organized or resident in a country or territory that is, or whose government is, the subject or target of comprehensive Sanctions, including, without limitation, the Crimea region, Cuba, Iran, North Korea, Sudan, and Syria.
(e)Any Transfer in contravention of any of the provisions of this Article 9 shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.

(f)Prior to the consummation of any Transfer under this Article 9, the transferor and/or the transferee shall deliver to the General Partner such opinions, certificates and other documents as the General Partner shall request in connection with such Transfer.
9.3.Admission of Substitute Limited Partner.
(a)Subject to the other provisions of this Article 9, an Assignee of the Limited Partnership Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee, or other recipient of any disposition of such Limited Partnership Interest) shall be deemed admitted as a Limited Partner of the Partnership only with the consent of the General Partner and upon the satisfactory completion of the following:
(i)The Assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner.
(ii)To the extent required, an amended Certificate evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act.
(iii)The Assignee shall have delivered a letter containing the representation set forth in Section 9.1(a) hereof and the agreement set forth in Section 9.1(b) hereof.
(iv)If the Assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee’s authority to become a Limited Partner under the terms and provisions of this Agreement.
(v)The Assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 8.2 hereof.
(vi)The Assignee shall have paid all legal fees and other expenses of the Partnership, the General Partner, and the REIT Limited Partner and filing and publication costs in connection with its substitution as a Limited Partner.
(vii)The Assignee has obtained the prior written consent of the General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner’s sole and absolute discretion.
(b)For the purpose of allocating Profits and Losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the Certificate described in Section 9.3(a)(ii) hereof or, if no such filing is required, the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution.
(c)The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section 9.3 and making all official filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article 9 to the admission of such Person as a Limited Partner of the Partnership.

9.4.Rights of Assignees of Partnership Interests.
(a)Subject to the provisions of Sections 9.1 and 9.2 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of its Partnership Interest until the Partnership has received notice thereof.
(b)Any Person who is the Assignee of all or any portion of a Limited Partner’s Limited Partnership Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest, shall be subject to all the provisions of this Article 9 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partnership Interest.
9.5.Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner. The occurrence of an Event of Bankruptcy as to a Limited Partner, the dissolution of a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) (any of the foregoing, “Incapacity”) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.
9.6.Joint Ownership of Interests. A Partnership Interest may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; provided, however, that the written consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one of the owners of a jointly-held Partnership Interest until it shall have received notice of such death. Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Interest to be divided into two equal Partnership Interests, which shall thereafter be owned separately by each of the former owners.

ARTICLE 10

BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS
10.1.Books and Records. At all times during the continuance of the Partnership, the Partners shall keep or cause to be kept at the Partnership’s specified office true and complete books of account in accordance with generally accepted accounting principles, including: (a) a current list of the full name and last known business address of each Partner and the Partnership Units held by each such Partner, (b) a copy of the Certificate of Limited Partnership and all Certificates of amendment thereto, (c) copies of the Partnership’s federal, state and local income tax returns and reports, (d) copies of this Agreement and amendments thereto and any financial statements of the Partnership for the three most recent years and (e) all documents and information required under the Act. Any Partner or its duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.
10.2.Custody of Partnership Funds; Bank Accounts.
(a)All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.
(b)All deposits and other funds not needed in the operation of the business of the Partnership may be invested in any manner determined by the General Partner in its sole discretion. The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment permitted by this Section 10.2(b).
10.3.Fiscal and Taxable Year. The fiscal and taxable year of the Partnership shall be the calendar year.
10.4.Annual Tax Information and Report. The General Partner shall use commercially reasonable efforts to furnish or cause to be furnished the following reports to each Limited Partner: as soon as reasonably practicable following the end of each fiscal year, such Limited Partner’s Schedule K-1 (or other similar schedule) in respect of the Partnership’s IRS Form 1065 for such fiscal year or such other information required by the Code and the Regulations, if any, with respect to the Partnership, as the General Partner deems appropriate for the preparation of such Limited Partner’s U.S. federal income tax returns.
10.5.Tax Elections; Special Basis Adjustments.
(a)The General Partner shall act as or appoint the “partnership representative” within the meaning of Section 6223(a) of the Code (the “Partnership Representative”) and the equivalent for applicable state and local tax purposes. As Partnership Representative, the General Partner (or its appointee) shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Partnership Representative. The General Partner (or its appointee) shall have the right to retain professional assistance in respect of any audit of the Partnership by the IRS and all out-of-pocket expenses and fees incurred by the General Partner (or its appointee) on behalf of the Partnership as Partnership Representative shall constitute Partnership expenses.
(b)All elections required or permitted to be made by the Partnership under the Code or any applicable state, local or foreign tax law shall be made by the General Partner in its sole and absolute discretion.
(c)The Partnership Representative is authorized, but not required:

(i)to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”). In the settlement agreement with respect to any such proceedings, the Partnership Representative may expressly state that such agreement shall bind all Partners;
(ii)in the event that a notice of final partnership adjustment (a “Final Adjustment”) is mailed to the Partnership Representative, to seek judicial review of such Final Adjustment, including the filing of a petition for readjustment with the United States Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership’s principal place of business is located;
(iii)to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;
(iv)to enter into an agreement with the IRS to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and
(v)to take any other action on behalf of the Partners or any of them in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.
(vi)The taking of any action and the incurring of any expense by the Partnership Representative in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Partnership Representative and the provisions relating to indemnification of the General Partner set forth in Section 6.3 hereof shall be fully applicable to the Partnership Representative in its capacity as such.
(vii)In the case of the payment by the Partnership of an assessed imputed underpayment, the Partnership Representative is authorized to allocate the assessed amount among the Partners in a manner it deems equitable in its sole discretion so that each Partner economically bears any taxes paid by the Partnership allocable to such Partners.
(d)In the event of a transfer of all or any part of the Partnership Interest of any Partner, the Partnership, at the option of the General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the Partnership’s assets. Notwithstanding anything contained in Article 5, any adjustments made pursuant to Section 754 of the Code shall affect only the successor in interest to the transferring Partner and in no event shall be taken into account in establishing, maintaining or computing Capital Accounts for the other Partners for any purpose under this Agreement. Each Partner will furnish the Partnership with all information necessary to give effect to such election.
10.6.Obligations of Limited Partners in respect of Tax Information. Each Partner shall furnish the General Partner with such information, forms and certifications as the General Partner may request in order to comply with any applicable U.S. federal, state or local or non-US tax withholding, reporting or payment requirements, and each Limited Partner represents and warrants that the information and forms furnished by it shall be true and accurate in all respects.

Without limiting the foregoing, a Limited Partner that contributes Property to the Partnership shall promptly provide the General Partner with all relevant information and supporting schedules and documentation to establish the Limited Partner’s adjusted tax basis in, and depreciation schedules for, the contributed Property as of the time of the contribution.
10.7.Reports to Limited Partners. As soon as practicable after the close of each fiscal year, but in no event later than the date on which the General Partner mails its annual report to holders of the REIT Shares, the General Partner shall cause to be mailed to each Limited Partner (other than the REIT Limited Partner and any Limited Partner that is an Affiliate of Brookfield) an annual report containing financial statements of the Partnership, or of the REIT Limited Partner if such statements are prepared solely on a consolidated basis with the REIT Limited Partner, for such fiscal year, presented in accordance with generally accepted accounting principles. The annual financial statements shall be audited by accountants selected by the General Partner.
ARTICLE 11

DISSOLUTION, LIQUIDATION AND TERMINATION
11.1.Dissolution. The Partnership shall not be dissolved by the admission of Substitute Limited Partners or additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner is hereby authorized to, and shall, continue the business and affairs of the Partnership without dissolution. However, the Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a “Liquidating Event”):
(a)the occurrence of an event of withdrawal (as defined in the Act) with respect to a General Partner; provided, the Partnership shall not be dissolved and required to be wound up in connection with any of the events specified in this clause (A) if (1) at the time of the occurrence of such event there is at least one remaining general partner of the Partnership who is hereby authorized to and shall carry on the business of the Partnership, or (2) if at such time there is no remaining General Partner, if within 90 days after such event of withdrawal, Limited Partners holding more than 50% of the Percentage Interests agree in writing or vote to continue the business of the Partnership and to appoint, effective as of the date of withdrawal, one or more additional General Partners;
(b)an election to dissolve the Partnership made by the General Partner;
(c)entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act; or
(d)at any time there are no limited partners of the Partnership, unless the Partnership is continued without dissolution in accordance with the Act.
11.2.Winding Up.
(a)Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and the Holders. After the occurrence of a Liquidating Event, no Holder shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The General Partner (or, in the event that there is no remaining General Partner or the General Partner has dissolved, become bankrupt within the meaning of the Act or ceased to operate, any Person elected by Limited Partners holding more than 50% of the Percentage Interests (the General Partner or such other Person being referred to herein as the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property, and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the General Partner) shall be applied and distributed in the following order:
11.2.1.1.1First, to the satisfaction of all of the Partnership’s debts and liabilities to creditors other than the Holders (whether by payment or the making of reasonable provision for payment thereof);
11.2.1.1.2Second, to the satisfaction of all of the Partnership’s debts and liabilities to the General Partner (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements under Section 6.5 hereof;
11.2.1.1.3Third, to the satisfaction of all of the Partnership’s debts and liabilities to the other Holders (whether by payment or the making of reasonable provision for payment thereof); and
11.2.1.1.4Fourth, to the Partners in accordance with Section 5.8.
The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 11 other than reimbursement of its expenses as set forth in Section 6.5.
(b)Notwithstanding the provisions of Section 11.2(a) hereof that require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Holders, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets and/or distribute to the Holders, in lieu of cash, as tenants in common and in accordance with the provisions of Section 11.2(a) hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Holders, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.
(c)To the fullest extent permitted by law, if any Holder has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), except as otherwise agreed to by such Holder or as may otherwise be required with respect to the General Partner in its capacity as the general partner of the Partnership, such Holder shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.
(d)In the sole and absolute discretion of the General Partner or the Liquidator, a pro rata portion of the distributions that would otherwise be made pursuant to this Article 11 may be:
11.2.4.1.1distributed to a trust established for the benefit of the General Partner and the Holders for the purpose of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent, conditional or unmatured liabilities or obligations of the Partnership arising out of or in connection with the Partnership and/or Partnership activities. The assets of any such trust shall be distributed to the Holders, from time to time, in the reasonable discretion of the General Partner or the Liquidator, in the same proportions and amounts as would otherwise have been distributed to the Holders pursuant to this Agreement; or
11.2.4.1.2withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the Holders in the manner and order of priority set forth in Section 11.2(a) hereof as soon as practicable.
(e)The provisions of Section 6.4 hereof shall apply to any Liquidator appointed pursuant to this Article 11 as though the Liquidator were the General Partner of the Partnership.
11.3.Rights of Holders. Except as otherwise provided in this Agreement, (a) each Holder shall look solely to the assets of the Partnership for the return of its Capital Contribution, (b) no Holder shall have the right or power to demand or receive property other than cash from the Partnership and (c) no Holder shall have priority over any other Holder as to the return of its Capital Contributions, distributions or allocations.
11.4.Notice of Dissolution. In the event that a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Partners pursuant to Section 11.1 hereof, result in a dissolution of the Partnership, the General Partner or Liquidator shall, within thirty (30) days thereafter, provide written notice thereof to each Holder and, in the General Partner’s or Liquidator’s sole and absolute discretion or as required by the Act, to all other parties with whom the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner or Liquidator), and the General Partner or Liquidator may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner or Liquidator).
11.5.Cancellation of Certificate of Limited Partnership. Upon the completion of the liquidation of the Partnership cash and property as provided in Section 11.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed with the Secretary of State, at which time the Partnership shall terminate, all qualifications of the Partnership as a foreign limited partnership or association in jurisdictions other than the State of Delaware shall be cancelled, and such other actions as may be necessary to terminate the Partnership shall be taken.
11.6.Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 11.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between and among the Partners during the period of liquidation.
ARTICLE 12

PROCEDURES FOR ACTIONS AND CONSENTS OF PARTNERS; AMENDMENT OF AGREEMENT; MEETINGS
12.1.Procedures of Actions and Consents of Partners Notices. The actions requiring Consent of any Partner or Partners pursuant to this Agreement or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article 12.

12.2.Amendment. This Agreement may be amended with the Consent of the Limited Partners holding more than 50% of the Percentage Interests. Notwithstanding the foregoing, the General Partner, without the consent of any Limited Partner, may amend this Agreement for any of the following purposes:
12.2.1.1.1to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;
12.2.1.1.2to reflect issuance of additional Partnership Units in accordance with the terms of this Agreement, the admission, substitution, termination or withdrawal of Partners, the Transfer of any Partnership Interest in accordance with this Agreement, and to amend the Partnership Register in connection with such admission, substitution, withdrawal, Transfer or adjustment;
12.2.1.1.3to reflect a change that is of an inconsequential nature or does not adversely affect the Limited Partners in any material economic respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;
12.2.1.1.4to set forth or amend the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the Holders of any additional Partnership Interests issued pursuant to Article 4, including, without limitation, amending Articles 5, 8 and 11 hereof, to appropriately reflect the distributions, allocations, partnership rights and rights upon liquidation (including any preference, priority or subordination thereof) of the additional Partnership Interests so issued in accordance with the terms thereof;
12.2.1.1.5to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;
12.2.1.1.6(a) to reflect such changes as are reasonably necessary for the REIT Limited Partner to maintain its status as a REIT or as a domestically controlled qualified investment entity or to satisfy the REIT Requirements, (b) to reflect the Transfer of all or any part of a Partnership Interest between the General Partner, the REIT Limited Partner and any Person controlled by the REIT Limited Partner or (c) to ensure that the Partnership will not be classified as a “publicly traded partnership” under Code Section 7704;
12.2.1.1.7to modify either or both of the manner in which items of Profit or Loss are allocated pursuant to Article 5 or the manner in which Capital Accounts are adjusted, computed, or maintained (but in each case only to the extent otherwise provided in this Agreement and as may be permitted under applicable law);
12.2.1.1.8to reflect the issuance of additional Partnership Interests in accordance with Article 4;
12.2.1.1.9to reflect any modification to this Agreement as is necessary or desirable (as determined by the General Partner in its sole and absolute discretion) in connection with any merger or consolidation of the

Partnership with and into the REIT Limited Partner or any wholly owned subsidiary of the REIT Limited Partner, or any Transfer by the REIT Limited Partner of its Limited Partnership Interest in the Partnership to any wholly owned subsidiary of the REIT Limited Partner;
12.2.1.1.10to reflect any other modification to this Agreement as is reasonably necessary for the business or operations of the Partnership or the REIT Limited Partner;
12.2.1.1.11to effect or facilitate a Termination Transaction that, in accordance with Section 7.1(b) and/or 7.1(c), does not require the consent of any Limited Partner and, if the Partnership is the Surviving Partnership in any Termination Transaction, to modify Section 8.5 or any related definitions to provide that the holders of interests in such Surviving Partnership have rights that are consistent with Section 7.1; and
12.2.1.1.12to reflect modifications as is necessary or desirable to (i) cause the number of Partnership Units issued and outstanding of each Class to equal the number of REIT Shares having the same Class designation as such Class of Partnership Units, (ii) include a provision whereby the distributions made on each Partnership Unit of a given Class shall be the same as distributions made on each REIT Share of the same Class, (iii) include a provision to ensure that the Net Asset Value Per Partnership Unit of a given Class will at all times be equal or substantially equal to the Net Asset Value Per REIT Share of the same Class, and (iv) include a provision whereby the REIT Limited Partner will be issued a Partnership Unit of a particular Class each time it issues a REIT Share of the same Class and contributes (or is deemed to have contributed) the gross proceeds from the issuance of such REIT Share to the Partnership.
Notwithstanding the foregoing, the following amendments shall require the consent of Limited Partners holding more than 50% of the Percentage Interests:
(a)any amendment affecting the operation of the Redemption Right (except as provided in Section 8.5(d), 7.1(b) or 7.1(c)) in a manner adverse to the Limited Partners;
(b)any amendment that would adversely affect the rights of the Limited Partners to receive the distributions payable to them hereunder, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.3;
(c)any amendment that would alter the Partnership’s allocations of Profit and Loss to the Limited Partners, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.3; or
(d)any amendment that would impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership.

12.3.Actions and Consents of the Partners.
(a)Meetings of the Partners may be called only by the General Partner to transact any business that the General Partner determines. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners entitled to act at the meeting not less than seven (7) days nor more than sixty (60) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Unless approval by a different number or proportion of the Partners is required by this Agreement, the affirmative vote of the General Partner and Limited Partners holding more than 50% of the Percentage Interests shall be sufficient to approve such proposal at a meeting of the Partners. Whenever the vote, consent or approval of Partners is permitted or required under this Agreement, such vote, consent or approval may be given at a meeting of Partners or may be given in accordance with the procedures prescribed in Section 12.3(b) hereof.
(b)Any action requiring the Consent of any Partner or group of Partners pursuant to this Agreement or that is required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a consent in writing or by electronic transmission setting forth the action so taken or consented to is given by Partners whose affirmative vote would be sufficient to approve such action or provide such Consent at a meeting of the Partners. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as the affirmative vote of such Partners at a meeting of the Partners. Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified. For purposes of obtaining a Consent in writing or by electronic transmission, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall, to the fullest extent permitted by law, constitute a Consent that is consistent with the General Partner’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite Consents are received even if prior to such specified time.
(c)Each Partner entitled to act at a meeting of the Partners may authorize any Person or Persons to act for it by proxy on all matters in which a Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Each proxy must be signed by the Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Partner executing it, such revocation to be effective upon the Partnership’s receipt of written notice of such revocation from the Partner executing such proxy, unless such proxy states that it is irrevocable and is coupled with an interest.
(d)The General Partner may set, in advance, a record date for the purpose of determining the Partners (i) entitled to Consent to any action, (ii) entitled to receive notice of or vote at any meeting of the Partners or (iii) in order to make a determination of Partners for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of the Partners, not less than five (5) days, before the date on which the meeting is to be held. If no record date is fixed, the record date for the determination of Partners entitled to notice of or to vote at a meeting of the Partners shall be at the close of business on the day on which the notice of the meeting is sent, and the record date for any other determination of Partners shall be the effective date of such Partner action, distribution or other event. When a determination of the Partners entitled to vote at any meeting of the Partners has been made as provided in this Section, such determination shall apply to any adjournment thereof
(e)Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the REIT Limited Partner’s stockholders and may be held at the same time as, and as part of, the meetings of the REIT Limited Partner’s stockholders.
ARTICLE 13

GENERAL PROVISIONS
13.1.Notices. All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners at the addresses maintained for each Partner on the books and records of the Partnership; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address. Notices to the Partnership shall be delivered at or mailed as set forth below:
To the General Partner    Brookfield REIT OP GP LLC
    c/o Brookfield Property Group LLC
    Brookfield Place
    250 Vesey Street, 15th Floor
    New York, NY 10281
    Attention: BPG Funds Legal
    Email: BPGFundsLegal@brookfield.com

with a required copy to:    Alston & Bird LLP
    1201 W. Peachtree St. NW
    Atlanta, Georgia 30309
    Attention: Jason Goode
Email: jason.goode@alston.com

13.2.Survival of Rights. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.
13.3.Additional Documents. Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.
13.4.Severability. If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.
13.5.Side Letters. Notwithstanding anything to the contrary contained herein, it is hereby acknowledged and agreed that the General Partner, on its own behalf or on behalf of the Partnership, and without the approval of any Limited Partner or any other Person, may enter into a side letter or similar agreement (collectively, “Side Letters”) with one or more Limited Partners which has the effect of establishing rights under, or altering or supplementing the terms hereof. As a result of such Side Letters, certain Limited Partners may receive additional benefits, which may be more favorable than those offered to any other Partners. The parties hereto agree that any terms contained in a Side Letter with one or more such Persons shall govern with respect to such Persons notwithstanding anything to the contrary contained herein. Except as required by applicable law, the General Partner will not be required to notify all Limited Partners of any such

Side Letters or any of the rights or terms or provisions thereof, and will not be required to offer such additional or different rights or terms to all Limited Partners.
13.6.Entire Agreement. This Agreement, the exhibits attached hereto, the Brookfield Contribution Agreements, and any Side Letters constitute the entire Agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.
13.7.Pronouns and Plurals. When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.
13.8.Headings. The Article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article.
13.9.Counterparts. This Agreement may be executed in counterparts, each one of which shall be deemed an original and all of which together shall constitute one and the same Agreement. For the avoidance of doubt, a Person’s execution and delivery of this Agreement by electronic signature and electronic transmission (jointly, an “Electronic Signature”), including via Docusign or other similar method, shall constitute the execution and delivery of a counterpart of this Agreement by or on behalf of such Person and shall bind such Person to the terms of this Agreement. The Partners hereto agree that this Agreement and any additional information incidental hereto may be maintained as electronic records. Any Person executing and delivering this Agreement by Electronic Signature further agrees to take any and all reasonable additional actions, if any, evidencing its intent to be bound by the terms of this Agreement, as may be reasonably requested by the General Partner.
13.10.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
13.11.No Partition. No Partner nor any successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Partnership partitioned, and each Partner, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership property, as among themselves, shall be governed by the terms of this Agreement and that the rights of the Partners and their respective successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.
13.12.No Rights as Shareholders. Nothing contained in this Agreement shall be construed as conferring upon the Holders of Partnership Units any rights whatsoever as stockholders of the REIT Limited Partner or as members of the General Partner, including without limitation any right to receive dividends or other distributions made to stockholders of the REIT Limited Partner or to vote or to consent or receive notice as stockholders in respect of any meeting of stockholders of the REIT Limited Partner for the election of directors of the REIT Limited Partner or any other matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Agreement, all as of the date first set forth above.

GENERAL PARTNER:

Brookfield REIT OP GP LLC

By: Brookfield Real Estate Income Trust Inc., its sole member

By: “Theodore C. Hanno”
Name: Theodore C. Hanno
Title: Chief Financial Officer

REIT LIMITED PARTNER:

Brookfield Real Estate Income Trust Inc.

By: “Theodore C. Hanno”
Name: Theodore C. Hanno
Title: Chief Financial Officer

LIMITED PARTNERS:

By: Brookfield REIT OP GP LLC, as attorney-in-fact for the Persons whose names are set forth in the books and records of the Partnership as Limited Partners

By: Brookfield Real Estate Income Trust Inc., its sole member

By: “Theodore C. Hanno”
Name: Theodore C. Hanno
Title: Chief Financial Officer
Signature page of Fifth Amended and Restated Limited Partnership Agreement of
Brookfield REIT Operating Partnership L.P.